Confidential Execution Version LICENSE AND COLLABORATION AGREEMENT This LICENSE AND COLLABORATION AGREEMENT (the “Agreement”) is entered into as of August 1, 2024 (the “Effective Date”) between IMMUNEONCO BIOPHARMACEUTICALS (SHANGHAI) INC., a corporation organized under the laws of the People’s Republic of China, with a place of business at No.15, Lane 1000, Zhangheng Road, China (Shanghai) Pilot Free Trade Zone, (“ImmuneOnco”), and SynBioTx Inc., a Delaware corporation with a place of business at 3963 Maple Avenue, Suite 350, Dallas TX 75219 (“SynBio”). ImmuneOnco and SynBio are sometimes referred to herein individually as a “Party” and collectively as the “Parties.” RECITALS WHEREAS, ImmuneOnco, a biopharmaceutical company, has developed certain bispecific antibodies targeting PD-L1 and VEGF including the product candidates known as IMM2510 and IMM2518, and certain monoclonal antibodies targeting CTLA-4 including the product candidate known as IMM27M, and owns or controls certain patent, know-how and other intellectual property rights relating to such product candidates and other bispecific antibodies targeting PD-L1 and VEGF; and WHEREAS, SynBio wishes to obtain from ImmuneOnco, and ImmuneOnco is willing to grant to SynBio, an exclusive license to research, develop, manufacture and commercialize such product outside of China, all on the terms and conditions set forth herein. NOW THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, SynBio and ImmuneOnco hereby agree as follows: ARTICLE 1 DEFINITIONS Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized shall have the meanings set forth below: 1.1 “Active Ingredient” means any clinically active material that provides pharmacological activity in a pharmaceutical product (excluding formulation components such as coatings, stabilizers, excipients or solvents, adjuvants or controlled release technologies). 1.2 “Accounting Standards” means U.S. Generally Accepted Accounting Principles (GAAP) or the International Financial Reporting Standards (IFRS), as applicable. 1.3 “Affiliate” means, with respect to a Party, any Person that directly or indirectly controls, is controlled by or is under common control with such Party. As used in this definition, “control” (and, with correlative meanings, the terms “controlled by” and “under common control with”) means the ownership of more than fifty percent (50%) of the outstanding voting securities thereof or an interest that results in the ability to direct or cause the direction of the management

Confidential Execution Version 2. and policies of such entity or the power to appoint more than fifty percent (50%) of the members of the governing body of such entity. 1.4 “Applicable Laws” means all statutes, ordinances, regulations, rules or orders of any kind whatsoever of any Governmental Authority that may be in effect from time to time and applicable to the activities contemplated by this Agreement. 1.5 [***] 1.6 “Business Day” means a day other than Saturday, Sunday or any day on which banks located in New York City, U.S., or Shanghai, China, are authorized or obligated to close. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. 1.7 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31, June 30, September 30 and December 31, except that the first Calendar Quarter shall commence on the Effective Date and end on the first to occur of March 31, June 30, September 30 and December 31 after the Effective Date, and the last Calendar Quarter shall end on the last day of the Term. 1.8 “Calendar Year” means each twelve (12) month period commencing on January 1 and ending on December 31, except that the first Calendar Year shall commence on the Effective Date and end on the first December 31 to occur after the Effective Date, and the last Calendar Year shall end on the last day of the Term. 1.9 “cGMP” means all applicable current Good Manufacturing Practices, including, as applicable, the principles detailed in the U.S. Current Good Manufacturing Practices, 21 C.F.R. Parts 4, 210, 211, 601, 610 and 820, European Directive 2003/94/EC and Eudralex 4, the principles detailed in the International Conference on Harmonization (“ICH”) Q7 guidelines, and the equivalent Applicable Laws in any relevant country or jurisdiction, each as may be amended and applicable from time to time. 1.10 “Change of Control” means, with respect to either Party: (a) a merger, acquisition, reorganization, or consolidation of such Party with a Third Party that results in the voting securities of such Party outstanding immediately prior thereto, or any securities into which such voting securities have been converted or exchanged, ceasing to represent more than 50% of the combined voting power of the surviving entity immediately after such merger, acquisition, reorganization, or consolidation; (b) a transaction or series of related transactions in which one or more Third Parties becomes the beneficial owner, directly or indirectly, of more than 50% of the combined voting power of the outstanding securities of such Party; or (c) a transfer to a Third Party of all or substantially all of its assets relating to this Agreement; provided that a Change of Control shall not include (x) the issuance and sale by either Party of its securities, (A) in an firmly underwritten initial public offering or (B) otherwise for bona fide financing purposes, or (y) transaction solely to change the corporate domicile of SynBio, or (z) any “spin-out” by SynBio by its majority shareholder, or reverse merger or any merger with a special-purpose acquisition company by either Party.

Confidential Execution Version 3. 1.11 “Clinical Trial” means any clinical testing of a Product in human subjects, including but not limited to any Phase 1 Clinical Trial, Phase 1b Clinical Trial, Phase 2 Clinical Trial, Phase 2b Clinical Trial and Phase 3 Clinical Trial. 1.12 “Commercialization” or “Commercialize” means all activities directed to marketing, distribution, detailing or selling of pharmaceutical products (including importing and exporting activities in connection therewith), including all activities directed to obtaining pricing and reimbursement approvals for a Product. 1.13 “Commercially Reasonable Efforts” means, with respect to carrying out specific tasks and obligations of a Party under this Agreement, the use of reasonable, diligent, good faith efforts and resources as normally used by a similarly situated biopharmaceutical company of similar size and resources for a product having a similar stage of development or life cycle and is of similar market potential, taking into account relevant factors including measures of patent coverage, relative safety and efficacy, product profile, profitability, the competitiveness of the marketplace, the proprietary position of such product, the regulatory structure involved, and other relevant factors. Commercially Reasonable Efforts may vary over time, and will be determined on a country-by-country and Product-by-Product basis. Without limiting the foregoing, (a) in relation to Development activities, including for purposes of obtaining Regulatory Approval of a Product, “Commercially Reasonable Efforts” require that such Party: (i) assign responsibility for the relevant activities to specific employees who are responsible for progress and monitor such progress on a regular basis; (ii) set specific and meaningful objectives and timelines for carrying out such activities; and (iii) make and implement decisions and allocate resources consistent with the efforts described above; and (b) in relation to requiring an Affiliate or Third Party to conduct certain activities under this Agreement, “Commercially Reasonable Efforts” require that such Party oblige such Affiliate or Third Party to accept applicable terms and conditions equivalent to those set forth in this Agreement, and such Party exercises its rights and performs the obligations under any agreement therebetween in a commercially reasonable and timely manner so that the purpose of this Agreement will be achieved. [***] 1.14 “Completion” (including variations such as “Complete” and “Completed” and the like) means, [***] 1.15 “Compound” means (a) any bispecific antibodies Directed to both programmed death-ligand 1 (PD-L1) and vascular endothelial growth factor (VEGF) that are Controlled by ImmuneOnco as of the Effective Date or at any time during the Term, including the product candidates known as IMM2510, (b)_any monoclonal antibodies Directed to cytotoxic t- lymphocyte associated antigen 4 (CTLA-4) that are Controlled by ImmuneOnco as of the Effective Date or at any time during the Term, including the product candidate known as IMM27M, and (c) biologically active fragments, variants or derivatives of such antibodies under the foregoing subclauses (a) and (b), such as any antibody-drug conjugate or radiotherapy, to the extent such fragments, variants or derivatives of the antibodies under the foregoing subclause (a) are Directed to (and only Directed to) PD-L1 and VEGF, and such fragments, variants or derivatives of the antibodies under the foregoing subclause (b) are Directed to (and only Directed to) CTLA-4. 1.16 “Competing Product” means [***]

Confidential Execution Version 4. 1.17 “Conditional Approval” means, Regulatory Approval that requires, as a condition of such approval, additional (or a continuation of) Clinical Trials or clinical studies for a Product to obtain further safety or efficacy data, including, if applicable, accelerated approval in the United States, conditional approval in the EU or in mainland China, or their foreign equivalents. 1.18 “Confidential Information” of a Party means all Know-How, unpublished patent applications and other information, materials and data of a financial, commercial, business, scientific or technical nature of such Party that is disclosed by or on behalf of such Party or any of its Affiliates or otherwise made available to the other Party or any of its Affiliates, whether made available orally, in writing or in electronic or other form. The terms and conditions of this Agreement are the Confidential Information of both Parties. 1.19 “Control” or “Controlled” means, with respect to any Know-How, Patents or other intellectual property rights, that a Party has the legal authority or right (whether by ownership, license or otherwise, other than a license granted to such Party under this Agreement) to grant to the other Party a license, sublicense, access or other right (as applicable) under such Know-How, Patents, or other intellectual property rights, on the terms and conditions set forth herein, in each case without breaching the terms of any agreement with a Third Party. Notwithstanding the foregoing, (X) in the event a Party undergoes a Change of Control transaction with one or more Third Parties (such Third Party(ies) and its/their Affiliates immediately prior to such Change of Control, collectively the “Acquiring Entities” and individually an “Acquiring Entity”), then such Party will not be deemed to “Control” any material, Know-How, Patents or intellectual property right that, prior to the effective date of such Change of Control, is owned or in-licensed by any Acquiring Entity that becomes an Affiliate of such acquired Party after the Effective Date as a result of such Change of Control or that any Acquiring Entity subsequently develops without accessing or practicing the Licensed Technology or SynBio Product Technology, as applicable, or Confidential Information of the other Party (such material, Know-How, Patents and other intellectual property right, collectively, the “CoC IP”) unless (a) prior to the effective date of such Change of Control, such acquired Party or any of its Affiliates also Controlled such CoC IP, or (b) CoC IP owned or in-licensed by the applicable Acquiring Entity was not used in the performance of activities under this Agreement prior to the effective date of such Change of Control, but after the effective date of such Change of Control, such acquired Party or any of its Affiliates uses any such CoC IP in the performance of its obligations or exercise of its rights under this Agreement, in each of which cases ((a) and (b)), such CoC IP will be deemed “Controlled” by such acquired Party for purposes of this Agreement; and (Y) that with respect to any Know-How, Patents or other intellectual property right acquired by a Party or any Affiliate thereof from a Third Party after the Effective Date (by ownership, license or other right), such Party or such Affiliate shall be deemed to “Control” such Know-How, Patents or other intellectual property right only if: (i) such Party or its Affiliate possesses the right to grant such access, disclosure, license, sublicense, or other right thereto to the other Party hereunder (if applicable) without being or becoming obligated to pay any consideration to such Third Party as a result of such grant; (ii) the other Party first agrees in writing to pay all royalties and other consideration that may become due to such Third Party as a result of the other

Confidential Execution Version 5. Party’s or any of its Affiliates’ or sublicensees’ use or practice of such Know-How, Patents or other intellectual property right as applicable, under this Agreement (which shall be in addition to the other Party’s obligation to pay all royalties and other consideration payable under this Agreement, if applicable); and (iii) the other Party acknowledges and agrees in writing that, notwithstanding Article 9 hereof, the first Party does not grant, or purport to grant, to the other Party, or have, or purport to have, any rights with respect to prosecution, maintenance, enforcement or defense of any such Patent that are not expressly granted by such Third Party to such first Party. 1.20 “Cover” means, with respect to a Patent and a particular product, composition, process, method, invention or other subject matter, that, in the absence of ownership of or a license under such Patent, the make, use, sale, offer for sale or importation of such product or composition or the practice of such process, method, invention or subject matter would infringe such Patent (if the Patent is still pending, treating such Patent as if issued). 1.21 “Development” or “Develop” means all development activities to obtain and maintain Regulatory Approval for a Product, including all pre-clinical studies, test method development and stability testing, toxicology, formulation, profiling, characterization, and Clinical Trials of a Product, manufacture process development, manufacturing scale-up, qualification and validation, quality assurance/quality control, CMC activities, distribution of a Product for use in Clinical Trials (including placebos and comparators), pharmacovigilance activities, adverse event reporting, statistical analyses, the preparation and submission of regulatory filings and all regulatory affairs related to any of the foregoing. 1.22 “Directed to” means, with respect to a target and any Compound or other compound, product or agent, that such Compound or other compound, product or agent binds to such target. For clarity, the foregoing shall not include incidental or non-specific binding activity, or any pathway effects. 1.23 “Dollars” or “$” means U.S. dollars, the lawful currency of the U.S. 1.24 “EU” means any and all countries that are officially recognized as member states of the European Union at any particular time. For the purpose of this definition, the United Kingdom shall be deemed to be a country within EU. 1.25 “FDA” means the U.S. Food and Drug Administration or its successor. 1.26 “Field” means all therapeutic and diagnostic uses in humans and animals. 1.27 “First Commercial Sale” means, with respect to any Product in any country or jurisdiction, the first sale of such Product to a Third Party for distribution, use or consumption in such country or jurisdiction after the Regulatory Approvals have been obtained for such Product in such country or jurisdiction. For clarity, First Commercial Sale shall not include any sale or transfer of a Product prior to receipt of Regulatory Approval, such as so-called “treatment IND sales,” “named patient sales” and “compassionate use sales.”

Confidential Execution Version 6. 1.28 “FTE” means a full time equivalent employee (i.e., one fully-committed or multiple partially-committed employees aggregating to one full-time employee) employed or contracted by a Party or its Affiliates and assigned to perform specified work hereunder (such as providing assistance in clinical training, document review or drafting, etc.), with such commitment of time and effort to constitute one employee performing such work on a full-time basis, which for purposes hereof shall be [***], provided that any such employee who devotes less than [***] per year shall be treated as an FTE on a pro rata basis based on the number of actual hours worked divided by [***]. For clarity, FTEs shall not include information technology, human resources, financial or legal personnel. 1.29 “FTE Costs” means all costs and expenses actually incurred by a Party or its Affiliate for an FTE providing the applicable services and performing the specified work hereunder, which shall be calculated by multiplying the number of FTEs performing such activities by the applicable FTE Rate. 1.30 “FTE Rate” means (a) with respect to ImmuneOnco, [***], and (b) with respect to SynBio, [***]. 1.31 “GCP” means all applicable Good Clinical Practice standards for the design, conduct, performance, monitoring, auditing, recording, analyses and reporting of Clinical Trials, including, as applicable (a) as set forth in the ICH Technical Requirements for Registration of Pharmaceuticals for Human Use Harmonized Tripartite Guideline for Good Clinical Practice (CPMP/ICH/135/95) and any other guidelines for good clinical practice for trials on medicinal products, (b) the Declaration of Helsinki (2013) as last amended at the 64th World Medical Association in October 2013 and any further amendments or clarifications thereto, (c) 21 C.F.R. Parts 50 (Protection of Human Subjects), 56 (Institutional Review Boards) and 312 (Investigational New Drug Application), as may be amended from time to time, and (d) the equivalent Applicable Laws, each as may be amended and applicable from time to time and in each case, that provide for, among other things, assurance that the clinical data and reported results are credible and accurate and protect the rights, integrity, and confidentiality of trial subjects. 1.32 “GLP” means all applicable Good Laboratory Practice standards, including, as applicable, as set forth in the then current good laboratory practice standards promulgated or endorsed by the U.S. Food and Drug Administration as defined in 21 C.F.R. Part 58, or the equivalent Applicable Laws in the applicable region or country, each as may be amended and applicable from time to time. 1.33 “Governmental Authority” means any court, commission, authority, department, ministry, official or other instrumentality of, or being vested with public authority under any law of, any country, region, state or local authority or any political subdivision thereof, or any association of countries. 1.34 “ImmuneOnco Territory” means China, including mainland China, Hong Kong, Macau, and Taiwan.

Confidential Execution Version 7. 1.35 “IND” means any investigational new drug application, clinical trial application, clinical trial exemption or similar or equivalent application or submission to the applicable Regulatory Authority for approval to conduct clinical testing of a pharmaceutical product in humans. 1.36 “Initiate” means, with respect to a Clinical Trial, the dosing (either with a Product or placebo) of the first human subject or patient enrolled in such Clinical Trial. “Initiation” means the act of Initiating a Clinical Trial. 1.37 “Invention” means any data, results, discovery, finding, process, improvement, method, composition of matter, article of manufacture, patentable or otherwise, that is invented, reduced to practice, or otherwise generated by either Party exercising its rights or carrying out its obligations under this Agreement, whether directly or via its Affiliates, agents, contractors or sublicensees, including all rights, title and interest in and to the intellectual property rights therein. 1.38 “IO Development Cost” means, with respect to ImmuneOnco’s conduct of any Development activities under the Collaboration Development Plan, any (a) out-of-pocket expenses paid to Third Parties by or on behalf of ImmuneOnco or its Affiliates and (b) ImmuneOnco’s FTE Costs. IO Development Costs shall not include any expenses incurred in the Manufacture and supply of any Products to be used in the conduct of such Development activities under the Collaboration Development Plan. 1.39 “IO Development IP” means, means any Know-How or Patents arising from the conduct of the Collaboration Development Plan (whether or not such Know-How or Patents are necessary or reasonably useful for the Development, Manufacture or Commercialization of a Product in the Field in the SynBio Territory). 1.40 “Know-How” means any proprietary scientific or technical information, results and data of any type whatsoever, in any tangible or intangible form whatsoever, including databases, safety information, practices, methods, techniques, specifications, formulations, formulae, knowledge, know-how, skill, experience, test data including pharmacological, medicinal chemistry, biological, chemical, biochemical, toxicological and clinical test data, analytical and quality control data, stability data, studies and procedures, and manufacturing process and development information, results and data. 1.41 “Licensed Know-How” means all Know-How that is (a) Controlled by ImmuneOnco or its Affiliates as of the Effective Date or at any time during the Term, and (b) necessary or reasonably useful for the Development, Manufacture or Commercialization of a Product in the Field in the SynBio Territory. 1.42 “Licensed Patents” means all Patents that (a) are Controlled by ImmuneOnco or its Affiliates as of the Effective Date or at any time during the Term, and (b) Cover a Product (including composition of matter, methods of making and using) in the Field in the SynBio Territory. Licensed Patents existing as of the Effective Date (“Existing Licensed Patents”) are set forth in Exhibit A.

Confidential Execution Version 8. 1.43 “Licensed Technology” means Licensed Know-How and Licensed Patents. 1.44 “MAA” or “Marketing Authorization Application” means an application to the appropriate Regulatory Authority for approval to sell a pharmaceutical product in a particular country or jurisdiction and all amendments and supplements thereto, including New Drug Application (NDA) and Biologic License Application (BLA) and equivalent applications in country or jurisdiction outside the U.S., [***]. 1.45 “Major Markets” mean, collectively, [***]. 1.46 “Manufacture” and “Manufacturing” mean activities directed to the synthesis, manufacturing, processing, filling, finishing, packaging, labeling, quality control, quality assurance testing and release, post-marketing validation testing, inventory control and management, storing and transporting a Product or any intermediate thereof. 1.47 “Manufacturing Cost” means, with respect to a Product supplied by ImmuneOnco to SynBio: (a) if a Product is Manufactured by ImmuneOnco’s Third Party contract manufacturer, [***] (b) if a Product is Manufactured by ImmuneOnco itself or its Affiliate, [***] 1.48 “Milestone Indication” means, with respect to a Product, any separately defined, well categorized class of human disease, syndrome, disorder or medical condition for which a separate Regulatory Approval is filed for such Product with the applicable Regulatory Authority in a given country. Notwithstanding the foregoing, each of [***]. 1.49 “Net Sales” means the gross price billed or invoiced on sales of a Product by SynBio, its Affiliates, or sublicensees (each if applicable, the “Selling Party”) for sale of such Product to a Third Party in the SynBio Territory, less following deductions actually incurred and borne by the Selling Party and not recovered by or refunded to the Selling Party: [***] Each of the amounts set forth above shall be determined from the books and records of the Selling Party in accordance with the Accounting Standards consistently applied. For the avoidance of doubt, if a single item falls into more than one of the categories set forth in clauses (a)-(g) above, such item may not be deducted more than once. With respect to any sale of a Product in a given country or jurisdiction for less than fair market value or for any substantive consideration other than monetary consideration on arm’s length terms (which has the effect of reducing the invoiced amount below what it would have been in the absence of such non-monetary consideration), for purposes of calculating the Net Sales under this Agreement, such Product shall be deemed to be sold exclusively for cash at the average Net Sales price charged to Third Parties for cash sales in such country or jurisdiction during the applicable reporting period (or if there were only de minimis cash sales in such country or

Confidential Execution Version 9. jurisdiction, at the fair market value as determined by the Parties in good faith based on pricing in comparable markets). Sales between SynBio and its Affiliates and sublicensees shall be disregarded for purposes of calculating Net Sales except if such purchaser is an end user. If a Product contains any Active Ingredient(s) that is not a Compound, then the Net Sales of such Product (a “Combination Product”), for the purpose of calculating royalties payments owed under this Agreement, shall be the Net Sales attributable to the Compound, which shall be calculated as follows: first, the actual Net Sales of such Combination Product shall be determined using the above provisions, and then such amount shall be multiplied by the fraction A/(A+B), where A is the invoice price (during the relevant royalty paying period in the relevant country) of such Product that contains the Compound at its sole Active Ingredient when sold separately in finished form (the “Mono Product”), and B is the total invoice price (during the relevant royalty paying period in the relevant country) of other Active Ingredient(s) in the Combination Product when sold separately in finished form. If there is no separate sale of either the Mono Product or other Active Ingredient(s), then A and B shall be their fair market values as reasonably determined by the Parties or, in the absence of agreement, pursuant to arbitration under Section 14.3. 1.50 “NMPA” means National Medical Products Administration of China (formerly known as the China Food and Drug Administration), or its successor. 1.51 “Patents” means all national, regional and international patents and patent applications, including divisions, continuations, continuations-in-part, additions, re-issues, renewals, extensions, substitutions, re-examinations or restorations, registrations and revalidations, and supplementary protection certificates and equivalents to any of the foregoing. 1.52 “Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization, governmental authority, or other entity. 1.53 “Phase 1 Clinical Trial” means the clinical study of a Product in healthy volunteers or patients to estimate the initial safety and tolerability of such Product and to determine the metabolism and the pharmacokinetic and pharmacodynamic actions of such Product, the side effects associated with increasing doses, and, if possible, to gain early evidence on effectiveness and on such Product’s activity, or any human clinical trial of such Product that would otherwise satisfy the requirements of 21 § CFR 312.21(a) or corresponding foreign regulations. 1.54 “Phase 1b Clinical Trial” means any Phase 1 Clinical Trial, or the relevant portion thereof, designed to evaluate safety, efficacy, and pharmacokinetics for the purpose of confirming a recommended dose regimen of such Product for a Phase 2 Clinical Trial or Phase 3 Clinical Trial. 1.55 “Phase 2 Clinical Trial” means a clinical study conducted to evaluate the effectiveness and to explore the therapeutic efficacy of a Product for a particular indication or indications in patients with the disease or condition under study and to determine the common short-term side effects and risks associated with such Product and to determine the dose and

Confidential Execution Version 10. regimen for Phase 3 Clinical Trials, or any human clinical trial of such Product that would otherwise satisfy the requirements of 21 § CFR 312.21(b) or corresponding foreign regulations. 1.56 “Phase 2b Clinical Trial” means any Phase 2 Clinical Trial, or the relevant portion thereof, on sufficient numbers of patients to generate sufficient data to determine the safe and effective dosing range of such Product prior to the Initiation of a Phase 3 Clinical Trial. 1.57 “Phase 3 Clinical Trial” means a clinical study that is performed after preliminary evidence suggesting effectiveness of a Product has been obtained, and is intended to demonstrate or confirm the therapeutic benefit of such Product and to gather the additional information about effectiveness and safety that is needed to evaluate the overall benefit-risk relationship of such Product and to provide an adequate basis for marketing approval and for such Product’s labeling and summary of such Product characteristics, or any human clinical trial of such Product that would otherwise satisfy the requirements of 21 § CFR 312.21(c) or corresponding foreign regulations. 1.58 “Product” means any pharmaceutical product that contains a Compound as an Active Ingredient, alone or in combination with other Active Ingredient(s) (provided that such other Active Ingredient is not proprietary to ImmuneOnco), in any formulation or dosage form and for any mode of administration. 1.59 “Regulatory Approval” means, with respect to a Product in a country or jurisdiction, all approvals, including pricing and reimbursement approvals in the EU but excluding pricing and reimbursement approvals in all other territories, from the Regulatory Authorities necessary to broadly market and sell such Product in such country or jurisdiction, including but not limited to any MAA. For clarity, Regulatory Approval shall include Conditional Approval. 1.60 “Regulatory Authority” means any applicable Government Authority responsible for granting any Regulatory Approvals for a Product. 1.61 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights (other than Patents) conferred by any Regulatory Authority with respect to a pharmaceutical or medical product, including without limitation orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in EU member states under national implementations of Article 10 of Directive 2001/83/EC, and rights similar thereto in other country or jurisdiction. 1.62 “Regulatory Material” means any regulatory application, submission, notification, communication, correspondence, registration, approval and other filings made to, received from or otherwise conducted with a Regulatory Authority in order to Develop, Manufacture, market, sell or otherwise Commercialize a Product in a particular country or jurisdiction. For clarity, Regulatory Materials include IND, MAAs and Regulatory Approvals. 1.63 “SynBio Product Technology” means all Patents and Know-How (including Invention) that are Controlled by SynBio, its Affiliates or sublicensees as of the Effective Date or

Confidential Execution Version 11. during the Term of the Agreement that are necessary or reasonably useful in the Development, Manufacture or Commercialization of a Product in the Field. Such Patents in SynBio Product Technology, “SynBio Product Patents”. 1.64 “SynBio Territory” means the entire world outside of the ImmuneOnco Territory. 1.65 “Terminated Compound” means the type of Compound (and all Products comprising such type of Compound) with respect to which this Agreement is terminated in the Terminated Territory. For clarity, a Terminated Compound is no longer a Compound from and after the effective date of the termination of this Agreement with respect to such Terminated Compound in the Terminated Territory. 1.66 “Terminated Territory” means (a) if this Agreement is terminated in its entirety, the SynBio Territory as a whole; or (b) if this Agreement is terminated with respect to one (1) or more county(ies) in the SynBio Territory (but not in its entirety), the county(ies), as applicable, with respect to which this Agreement has been terminated, as applicable. 1.67 “Third Party” means any Person other than ImmuneOnco, SynBio and Affiliates of either of them. 1.68 “U.S.” means United States of America, including all possession and territories thereof. 1.69 “Valid Claim” means a claim of (a) an issued and unexpired Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that has not been revoked, held invalid or unenforceable by a patent office, court or other Governmental Authority of competent jurisdiction in a final and non-appealable judgment (or judgment from which no appeal was taken within the allowable time period) and which claim has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or otherwise or (b) a patent application that has not been irretrievably cancelled, withdrawn or abandoned and that has been pending for less than [***]. ARTICLE 2 LICENSES 2.1 License to SynBio. Subject to the terms and conditions of this Agreement, ImmuneOnco hereby grants to SynBio (a) an exclusive (even as to ImmuneOnco or its Affiliates), royalty-bearing license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.3, under the Licensed Technology to Develop, use, promote, sell, offer for sale, import and otherwise Commercialize the Products in the Field in the SynBio Territory, (b) an exclusive, royalty-free license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.3, under the IO Development IP for all purposes in the SynBio Territory, and (c) a non-exclusive, royalty-bearing license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.3, under the Licensed Technology to Manufacture and have Manufactured the Products anywhere in the world for the purpose of Developing and Commercializing the Products in the SynBio Territory.

Confidential Execution Version 12. 2.2 License to ImmuneOnco. Subject to the terms and conditions of this Agreement, SynBio hereby grants to ImmuneOnco (a) an exclusive (even as to SynBio or its Affiliates), royalty-free, fully paid-up, transferable (only in connection with an assignment under Section 15.2) license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.3, under the SynBio Product Technology to Develop, use, promote, sell, offer for sale, import and otherwise Commercialize the Products in the ImmuneOnco Territory, and (b) a non-exclusive, royalty-free, fully paid-up, transferable (only in connection with an assignment under Section 15.2) license, with the right to grant sublicenses through multiple tiers solely in accordance with Section 2.3, under the SynBio Product Technology to Manufacture and have Manufactured the Products anywhere in the world for the purpose of Developing and Commercializing the Products in the ImmuneOnco Territory. 2.3 Right to Sublicense. Subject to the terms and conditions of this Agreement, each Party shall have the right to grant sublicenses through multiple tiers under the license granted to it under Section 2.1 or Section 2.2 to its Affiliates and Third Parties, provided that: (a) Each sublicense under the Licensed Technology or SynBio Product Technology, as applicable, shall be subject to a written agreement that is consistent with the terms and conditions of this Agreement; and (b) the Party granting the sublicense shall provide a true and complete copy of each sublicense agreement to the other Party [***], provided that such Party shall have the right to redact from such copy any confidential or commercially sensitive terms to the extent not pertinent to either Party’s rights or obligations under this Agreement or verification of compliance with the requirements of this Agreement. The Party granting the sublicense shall remain directly responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any sublicensee. Any sublicensee conduct, act or omission that would have constituted a breach of this Agreement shall be imputed to the Party granting the sublicense and deemed a breach of this Agreement as if such conduct, act or omission had been directly attributable to the Party granting the sublicense. Neither Party shall grant a sublicense to any sublicensee that has been debarred or disqualified by a Regulatory Authority. For clarity, when referring to “sublicensee” of a Party under this Agreement, it refers to any Third Party to whom such Party or any of its Affiliates grants a sublicense of its’s rights received under Section 2.1 or 2.2, as applicable, but excluding all subcontractors (such as, for example, contract research organizations, contract manufacturers, distributors, and service providers on a fee-for-service basis whether or not granted a sublicense to Develop or Manufacture any of the Compounds or the Products). 2.4 No Implied Licenses; Negative Covenant. Except as expressly set forth herein, no license or other right or interest under any Know-How, Patent or other intellectual property of a Party is granted (by implication or otherwise) to the other Party under this Agreement. SynBio shall not, and shall not permit any of its Affiliates or sublicensees to, practice any Licensed Technology outside the scope of the license granted by ImmuneOnco to SynBio under Section 2.1 of this Agreement. ImmuneOnco shall not, and shall not permit any of its Affiliates or sublicensees to, practice any SynBio Product Technology outside the scope of the license granted by SynBio to ImmuneOnco under Section 2.2 of this Agreement.

Confidential Execution Version 13. 2.5 Exclusivity. During the Term and until [***], neither ImmuneOnco nor SynBio, nor any of their respective Affiliates or sublicensees shall, directly or indirectly [***]. 2.6 Subcontracting. Each Party shall have the right to subcontract any of its activities under this Agreement to a Third Party, provided that ImmuneOnco shall not subcontract, without SynBio’s consent, any Development activities under the Collaboration Development Plan in the ImmuneOnco Territory to a Third Party that is not agreed in the Collaboration Development Plan (each such subcontractor that is permitted under the Collaboration Development Plan or otherwise approved by SynBio, a “Permitted Subcontractor”). The activities performed by a subcontractor on behalf of ImmuneOnco or SynBio shall be made pursuant to a written subcontract specifying the work to be subcontracted, and containing provisions not conflicting with the terms and conditions of this Agreement, including with respect to confidentiality, regulatory obligations (if applicable), compliance and intellectual property. ImmuneOnco shall provide SynBio the opportunity to review any such subcontract to the extent applicable to performance of Collaboration Development prior to its execution. ImmuneOnco shall also provide SynBio the opportunity to (a) participate in meetings with, audits or inspections of, or other assessments of any Permitted Subcontractor and (b) review any draft and final reports prepared by such Permitted Subcontractor. Each Party shall be responsible and liable to the other Party for the performance of such Party’s activities pursuant to this Agreement by its subcontractors and or any failure by its subcontractors to comply with the restrictions, limitations, and obligations set forth in this Agreement as if such performance or failure of such subcontractors were the performance or failure of such Party under this Agreement. ARTICLE 3 GOVERNANCE 3.1 Alliance Managers. [***], each Party shall appoint (and notify the other Party of the identity of) a representative having the appropriate qualifications (including a general understanding of pharmaceutical development, manufacture and commercialization issues) to act as its alliance manager under this Agreement (the “Alliance Manager”). The Alliance Managers shall serve as the primary contact points between the Parties regarding the activities contemplated by this Agreement. The Alliance Managers shall facilitate the flow of information and otherwise promote communication, coordination and collaboration between the Parties, providing single point communication for seeking consensus both internally within each Party’s respective organization, including facilitating review of external corporate communications, and raising cross-Party and/or cross-functional issues in a timely manner. Each Party may replace its Alliance Manager by written notice to the other Party. 3.2 Advisory Committee. (a) Formation. [***], the Parties shall establish an advisory committee (the “Advisory Committee” or the “AC”) to oversee and coordinate the Development, Manufacture and Commercialization of Products in the Field on a worldwide basis. Each Party shall appoint [***] representatives to the AC, each of whom shall be an officer or employee of the applicable Party having sufficient seniority within such Party to make decisions arising within the scope of the AC’s responsibilities. Each Party may replace its AC representatives upon written notice to

Confidential Execution Version 14. the other Party. Each Party shall appoint one of its AC representatives to act as a co-chairperson of the AC. The role of the co-chairpersons shall be to convene and preside at meetings of the AC and to ensure the preparation of minutes, but the co-chairpersons shall have no additional powers or rights beyond those held by the other AC representatives. (b) Role. The AC shall (i) provide a forum for the discussion of the Parties’ activities under this Agreement; (ii) review and discuss the overall strategy for the Development, Manufacture and Commercialization of Product(s) in the Field in both the ImmuneOnco Territory and the SynBio Territory; (iii) coordinate and oversee technology transfer conducted under Sections 4.5 and 6.2; (iv) review, discuss and approve the Collaboration Development Plan and Potential Global Development Plan (if any) and amendments thereto; (v) review and discuss the Commercialization Plan and amendments thereto; (vi) establish subcommittees (such as Development subcommittee and Commercialization subcommittee) as necessary or advisable to further the purpose of this Agreement; and (vii) perform such other functions as expressly set forth in this Agreement or allocated to it by the Parties’ written agreement. (c) Limitation of Authority. The AC shall only have the powers expressly assigned to it in this Article 3 and elsewhere in this Agreement and shall not have the authority to: (i) modify or amend the terms and conditions of this Agreement; (ii) waive either Party’s compliance with the terms and conditions of this Agreement; or (iii) determine any such issue in a manner that would conflict with the express terms and conditions of this Agreement. (d) Meetings. The AC shall hold meetings at such times as it elects to do so, but in no event shall such meetings be held [***]. Thereafter, the AC shall hold meeting [***]. Each Party may call additional ad hoc AC meetings as the needs arise with reasonable advance notice to the other Party. Meetings of the AC may be held in person, by audio or video teleconference. In-person AC meetings shall be held at locations selected alternatively by the Parties. Each Party shall be responsible for all of its own expenses of participating in the AC meetings. No action taken at any AC meeting shall be effective unless at least one representative of each Party is participating in such AC meeting. (e) Non-Member Attendance. Each Party may from time to time invite a reasonable number of participants, in addition to its representatives, to attend the AC meetings in a non-voting capacity; provided that if either Party intends to have any Third Party (including any consultant) attend such a meeting, such Party shall provide prior written notice to the other Party. Such Party shall also ensure that such Third Party is bound by confidentiality and non-use obligations consistent with the terms of this Agreement. (f) Decision Making. All decisions of the AC shall be made by unanimous vote, with each Party’s representatives collectively having one vote. If after reasonable discussion and good faith consideration of each Party’s view on a particular matter before the AC, the AC cannot reach a decision as to such matter [***], such matter shall be referred to the Chief Executive Officer of ImmuneOnco and the Chief Executive Officer of SynBio (the “Executive Officers”) for resolution. The Executive Officers shall promptly meet and use good faith efforts to resolve such matter. If the Executive Officers cannot resolve such matter [***], then [***]:

Confidential Execution Version 15. [***] 3.3 Establishment of Working Groups. The AC (or the Development subcommittee or Commercialization subcommittee) may establish teams or working groups to interact as needed to complete tasks assigned to them by the AC or such subcommittees; provided that the authority of such working groups will not expand beyond the authority of the AC or such subcommittees. Any such working groups will be operational and will not have any decision-making authority. 3.4 Discontinuation of AC. The activities to be performed by the AC shall solely relate to governance under this Agreement, and are not intended to be or involve the delivery of services. The AC shall continue to exist until the Parties mutually agree to disband the AC after the First Commercial Sale of a Product in both the ImmuneOnco Territory and the SynBio Territory. Once the Parties mutually agree to disband the AC in accordance with the foregoing sentence, the AC shall have no further obligations under this Agreement and, thereafter, the Alliance Managers shall be the contact persons for the exchange of information under this Agreement and decisions of the AC shall be decisions as between the Parties, subject to the same respective decision making rights and limitations set forth in Section 3.2(f) and other terms and conditions of this Agreement. ARTICLE 4 DEVELOPMENT 4.1 General. Subject to the terms and conditions of this Agreement, (a) SynBio shall be responsible for the Development of Products in the Field in the SynBio Territory, including the performance of Clinical Trials of Products in the Field in the SynBio Territory necessary for Regulatory Approval, and (b) ImmuneOnco shall be responsible for the Development of Products in the ImmuneOnco Territory, including the performance of Clinical Trials of Products in the ImmuneOnco Territory necessary for Regulatory Approval. 4.2 Development Diligence. SynBio shall use Commercially Reasonable Efforts to Develop a Product and obtain Regulatory Approval of at least one (1) Product in the Field in the Major Markets. Without limiting the foregoing, SynBio shall, itself or through its Affiliates or sublicensee: [***] provided that, with respect to each of the Diligence Deadline, in the event SynBio is using Commercially Reasonably Efforts to Develop the Product but is unable to, or is reasonably expected not to, meet any of the Diligence Deadline due to any scientific, technical or regulatory issues that came up in the Development process at no fault of SynBio, SynBio may [***] by written notice to ImmuneOnco, and any subsequent Development Deadline based on the Effective Date subsequent to the Diligence Deadline being extended (if any) shall be extended accordingly.

Confidential Execution Version 16. 4.3 Development Plans. (a) All Development of a Product by or on behalf of ImmuneOnco in the ImmuneOnco Territory under this Agreement and funded by SynBio shall be conducted pursuant to a detailed written Development plan mutually agreed between the Parties (the “Collaboration Development Plan”, such Development, “Collaboration Development”) that sets forth (i) the roles and responsibilities of each Party and a description of the Development activities to be conducted, (ii) the estimated timeline for completion of such Development activities, (iii) an estimated budget of the IO Development Costs by Calendar Quarter (the “Budget”) and (iv) other details of such Development activities (including all relevant Clinical Trials in the ImmuneOnco Territory, and the draft protocol of such Clinical Trials). For clarity, Collaboration Development does not include Global Development Activities. The Collaboration Development Plan shall be focused on efficiently Developing, obtaining and maintaining Regulatory Approval for and Commercialization of the Product in the ImmuneOnco Territory, while minimizing any material adverse impact on the Development, obtaining and maintaining Regulatory Approval or Commercialization of the Product in the SynBio Territory. As of the Effective Date, the Parties have agreed to the initial Collaboration Development Plan, which is attached hereto as Exhibit B. From time to time, but at least once every Calendar Quarter, either Party may propose updates or amendments to the Collaboration Development Plan in consultation with the other Party and submit such proposed updated or amended plan to the AC for review, discussion, and approval. Once approved by the AC, the updated or amended Collaboration Development Plan shall become effective. (b) From time to time, subject to other terms and conditions of this Agreement, each Party, in its sole discretion, may develop and adopt a strategy and plan for Developing (including obtaining and maintaining Regulatory Approvals) the Products in its respective territory, a copy of which will be delivered to the other Party via the AC. (c) The Parties will coordinate alignment with respect to all material aspects of its Development and regulatory activities for the Products in their respective territories. 4.4 Potential Global Development Activities. (a) Global Trial. The Parties acknowledge and agree that the conduct of certain global Development activities in both ImmuneOnco Territory and SynBio Territory may become necessary or may be advisable to further Develop and/or to obtain Regulatory Approval for the Products in both the SynBio Territory and the ImmuneOnco Territory (“Global Development Activities”, and such clinical trial, “Global Trial”). In this respect, either Party, through its representatives on the AC, may propose to conduct certain Global Development Activities at any time, providing a summary of the proposed activities to the other Party and an estimate of the anticipated costs to be incurred by the Parties based on the proposed Development activities, including with respect to any Global Trial, the trial design, indication and proposed enrollment in each of the ImmuneOnco Territory and the SynBio Territory. The Parties shall discuss such proposal via the AC in good faith and shall decide whether the Parties intend to collaborate for the conduct of the proposed Global Development Activities and if the Parties mutual decide to collaborate on the conduct of such Global Development Activities, the Party

Confidential Execution Version 17. proposing to conduct Global Development Activities shall prepare (after taking into consideration the other Party’s input) a plan for the conduct of such Global Development Activities for the Parties to discuss and approve via the AC (which, for clarity, shall be subject to approval of both Parties at the AC, the “Potential Global Development Plan”) which shall govern the Parties conduct of such Global Development Activities, each Party’s responsibilities and the allocation of costs; provided that, (i) for each Global Trial, unless otherwise agreed by the Parties, SynBio or its designee will lead and be the sponsor of such Global Trial and shall be responsible for the conduct, at its sole cost, of such Global Trial or other Development activities in the SynBio Territory; ImmuneOnco shall, if applicable, act as the local agent of SynBio in the ImmuneOnco Territory and shall be responsible for the conduct, at its sole cost, of such Global Trial or other Development activities in the ImmuneOnco Territory, (ii) unless otherwise provided in this Agreement or agreed between the Parties, [***], or as otherwise agreed by the Parties in the Potential Global Development Plan, and (iii) as between the Parties, each Party shall own any and all clinical and non-clinical data generated in its respective territory or solely relating to its respective territory from such Global Development Activities, and each Party shall promptly disclose to the other Party pursuant to the Potential Global Development Plan such data owned by such Party, provided that (A) SynBio hereby grants to ImmuneOnco a right to use or reference such data owned by SynBio for the purpose of obtaining and maintaining Regulatory Approval for and the Commercialization of the Products in ImmuneOnco Territory, and (B) ImmuneOnco hereby grants to SynBio a right to use or reference such data owned by ImmuneOnco for the purpose of obtaining and maintaining Regulatory Approval for and the Commercialization of the Products in SynBio Territory. 4.5 Development Technology Transfer and Assistance. (a) Promptly after the Effective Date, the Parties shall coordinate and agree to a technology transfer plan for ImmuneOnco to provide and transfer to SynBio the Licensed Know- How (including clinical data but excluding Manufacturing related Licensed Know-How, the transfer of which is governed by Section 6.2) for SynBio to initiate the Development of Products in the Field in the SynBio Territory. (b) ImmuneOnco shall transfer such Licensed Know-How to SynBio in accordance with such technology transfer plan, and SynBio shall cooperate with ImmuneOnco to facilitate the receipt of such transfer of Licensed Know-How. Licensed Know-How shall be provided to SynBio in the English language to the extent such English version exists, and if SynBio requires any Licensed Know-How existing in language other than English to be provided in the English Language, out-of-pocket translation expenses therefor incurred by or on behalf of ImmuneOnco shall be at ImmuneOnco’s expense, provided that out-of-pocket translation expenses up to [***] shall be reimbursed by SynBio. (c) Pursuant to the technology transfer plan, ImmuneOnco shall also provide SynBio with reasonable technical assistance to help SynBio and/or its agents to understand and use such Licensed Know-How in connection with the Development of a Product, including reasonable access to ImmuneOnco’s technical personnel involved in the research and Development of a Product. SynBio shall reimburse ImmuneOnco for both out-of-pocket cost and internal FTE Cost incurred by ImmuneOnco to provide such technical assistance, [***].

Confidential Execution Version 18. 4.6 IO Development Costs. SynBio shall be solely responsible for all the costs and expenses it incurs to Develop a Product in the Field in the SynBio Territory and SynBio shall reimburse ImmuneOnco for all IO Development Costs it incurs in the performance of the Collaboration Development Plan in accordance with the Budget, provided that: (a) Any Clinical Development Payment made by SynBio pursuant to Section 8.2 below shall be creditable against any IO Development Costs incurred by ImmuneOnco in the performance of the Collaboration Development Plan; (b) the Parties shall, in each Calendar Quarter, (i) review and update the Budget for the subsequent Calendar Quarter(s) and (ii) review IO Development Costs for the last two (2) consecutive Calendar Quarters (a “Budget Review Period”) and compare such IO Development Costs with the Budget; (c) if ImmuneOnco anticipates any changes that will materially impact the Budget, ImmuneOnco shall promptly inform the AC of any such changes and the AC shall discuss if any adjustments to the Clinical Development Payments should be made. (d) if ImmuneOnco anticipates that in any Calendar Quarter it will incur IO Development Costs in excess of the Budget for such Calendar Quarter, it shall bring such matter as early as possible to the AC and the Parties shall discuss in good faith the reason for such Budget overrun and mitigation actions. SynBio shall consider in good faith to reimburse such amount in excess of the Budget, but shall not be obligated to reimburse any excess amount if such excess amount was incurred by ImmuneOnco without SynBio’s prior written consent and such excess amount shall be borne by ImmuneOnco; and (e) notwithstanding anything contrary, and to the extent necessary for calculating IO Development Costs incurred under this Agreement or any amounts due to SynBio under Section 13.4(d), for IO Development Costs incurred by ImmuneOnco for clinical trials set forth in the initial Collaboration Development Plan (“Initial Collaboration Clinical Trial”), the IO Development Costs shall be equivalent to the number of patients who have received first dosing in the Initial Collaboration Clinical Trial multiplied by [***] and shall be deemed fully incurred by ImmuneOnco for a patient upon the first dosing of such patient. 4.7 Data Exchange and Use. In addition to its adverse event and safety data reporting obligations pursuant to Section 5.7, each Party shall promptly provide the other Party with copies of all data and results and all supporting documentation (e.g. protocols, CRFs, analysis plans) generated from its Development of a Product in the Field in its respective territory. SynBio shall have the right to use the data provided by ImmuneOnco for the purpose of obtaining and maintaining Regulatory Approval for and Commercializing a Product in the Field in the SynBio Territory. ImmuneOnco shall have the right to use the data provided by SynBio for the purpose of obtaining and maintaining Regulatory Approval for and Commercializing a Product in the ImmuneOnco Territory. 4.8 Development Records. Each Party shall maintain complete, current and accurate records of all Development work conducted by or on behalf of it for Products in the Field in its

Confidential Execution Version 19. respective territory, and all data and other information resulting from such activities. Such records shall fully and properly reflect all work done and results achieved in the performance of the Development activities in good scientific manner appropriate for regulatory and patent purposes. Each Party shall document all non-clinical studies and Clinical Trials in formal written study reports according to Applicable Laws and national and international guidelines (e.g., ICH, GCP, GLP, and cGMP). Each Party shall have the right to reasonably review and copy such records maintained by the other Party at reasonable times and to obtain access to the original to the extent necessary for regulatory and patent purposes or for other legal proceedings relating to the Products. 4.9 Development Reports. Each Party shall keep the other Party reasonably informed as to the progress and results of its and its Affiliates’ and sublicensees’ Development of Products in the Field in its respective territory. Without limiting the foregoing, the status, progress and results of the Development of Products in each Party’s territory shall be discussed at regularly scheduled meetings of the AC (or a joint Development subcommittee established by the AC). [***], each Party shall provide the AC with a written report summarizing its Development activities and the results thereof, covering subject matter at a reasonable level of detail and sufficient to enable the other Party to determine such Party’s compliance with its obligations hereunder (including, in the case of ImmuneOnco, its compliance with the Collaboration Development Plan). In addition, Each Party shall make available to the other Party such additional information about its Development activities as may be reasonably requested by such other Party from time to time. ARTICLE 5 REGULATORY 5.1 General. SynBio shall have the sole right and responsibility to conduct all regulatory activities necessary for obtaining and maintaining Regulatory Approvals for the Products in the Field in the SynBio Territory, which regulatory activities shall be performed at SynBio’s own cost and expense. Through the AC, each Party shall keep the other Party informed of regulatory developments related to the Products in its respective territory, including any decision by any Regulatory Authority regarding a Product. 5.2 Regulatory Transfer and Assistance. Upon a Party’s reasonable request, the other Party shall provide such Party with reasonable assistance in connection with its regulatory activities for a Product in the Field in its territory, including the preparation and submission of Regulatory Materials for IND and MAA. Subject to Section 4.5(c), the Party requesting such assistance shall reimburse the other Party for both out-of-pocket cost and internal FTE Cost incurred by the other Party to provide such regulatory assistance. 5.3 Regulatory Approval Holder. Each Party shall apply for Regulatory Approvals of the Products in the Field in its respective territory in its own name and at its own cost and expense, and each Party shall be the named as the holder of such Regulatory Approvals in its respective territory. Neither Party shall seek Regulatory Approvals or submit any Regulatory Materials for the Products outside its respective territory, and nor shall either Party communicate with any Regulatory Authority outside its respective territory regarding a Product, unless necessary

Confidential Execution Version 20. for regulatory purposes in its territory or if so ordered by such Regulatory Authority, in which case such Party shall immediately notify the other Party. 5.4 Regulatory Materials. Between the Parties, all Regulatory Materials relating to the Products with respect to the territory of a Party that are generated during the Term by or on behalf of such Party or its Affiliate, sublicensee or designee, as well as all other Regulatory Materials that have been generated and filed by such Party or its Affiliate, sublicensee or designee during the Term in the its territory, shall be owned by and shall be the sole property and held in the name of such Party or its Affiliate, sublicensee or designee. 5.5 Regulatory Meetings. Each Party shall provide the other Party with reasonable advance notice [***] of any meeting or discussion with any Regulatory Authority in its respective territory related to a Product. The Party in whose territory such meeting or discussion occurs shall lead such meeting or discussion, provided however that the other Party or its designee shall have the right, but not the obligation, to attend and participate in such meeting or discussion. If the other Party elects not to attend such meeting or discussion, per its request the Party leading such meeting or discussion shall promptly provide such other Party with a written summary of such meeting or discussion. 5.6 Right of Reference. Each Party hereby grants to the other Party the right of reference (or right of access, if the applicable Regulatory Authority in the other Party’s territory does not allow cross reference or otherwise requires access to the Regulatory Materials) to all Regulatory Materials Controlled by or on behalf of such Party pertaining to a Compound or Product. Each Party may use such right of reference to the other Party’s Regulatory Materials for the purpose of seeking, obtaining and maintaining Regulatory Approval of a Product in the Field in its respective territory. 5.7 Adverse Events Reporting. Promptly following the Effective Date, but in any event no later than the Initiation of any Clinical Trial of a Product by or on behalf of SynBio, its Affiliates or sublicensees in the Field in the SynBio Territory, the Parties shall enter into a pharmacovigilance and adverse event reporting agreement setting forth the worldwide pharmacovigilance procedures for the Parties with respect to a Product, such as safety data sharing, adverse events reporting and prescription events monitoring (the “Pharmacovigilance Agreement”). Such procedures shall be in accordance with, and enable the Parties to fulfill, local and national regulatory reporting obligations under Applicable Laws. SynBio shall establish and maintain the global safety database for a Product at its own cost and expense, and shall provide ImmuneOnco with access to such global safety database free of charge. Each Party shall hold the primary responsibility for reporting quality complaints, adverse events and safety data related to a Product in its respective territory to such global database and to the applicable Regulatory Authorities in its respective territory, as well as responding to safety issues and to all requests of Regulatory Authorities in its respective territory related to a Product, in each case at its own cost and to the extent required by the Applicable Laws. Each Party agrees to comply with its respective obligations under the Pharmacovigilance Agreement and to cause its Affiliates, licensees and sublicensees to comply with such obligations.

Confidential Execution Version 21. 5.8 Regulatory Audits and Inspection. Each Party shall promptly notify the other Party of any audit or inspection of it, its Affiliates, sublicensees or subcontractors by any Regulatory Authority relating to a Product and shall provide the other Party with all information pertinent thereto (including all copies of all notices, filings and correspondences received from or submitted to the Regulatory Authority in connection therewith), and to the extent permitted under Applicable Law, the other Party shall have the right, but not the obligation, to be present at any such audit or inspection. 5.9 Remedial Actions. Each Party shall notify the other immediately, and promptly confirm such notice in writing, if it decides to recall any Product or if it obtains information indicating that any Product may be subject to any recall, corrective action or other regulatory action by any Regulatory Authority or other Governmental Authority (a “Remedial Action”). The Parties shall assist each other in gathering and evaluating such information as is necessary to determine the necessity of conducting a Remedial Action. Each Party shall have sole discretion with respect to any matters relating to any Remedial Action in its respective territory, including the decision to commence such Remedial Action and the control over such Remedial Action. Each Party shall bear its own cost and expenses of any Remedial Action in its respective territory. 5.10 [***] ARTICLE 6 MANUFACTURE AND SUPPLY 6.1 Manufacture and Supply by ImmuneOnco to SynBio. (a) Before the completion of Manufacture technology transfer pursuant to Section 6.2 below, ImmuneOnco shall, either by itself or through its Affiliates or Third Party contract manufacturers, Manufacture and supply, and SynBio shall purchase from ImmuneOnco, all of SynBio’s and its Affiliates’, sublicensees’ and sub-distributors’ requirements of Compounds and Products for Development use in the Field in the SynBio Territory in accordance with the applicable Supply Agreement. For the avoidance of doubt, ImmuneOnco shall be solely responsible for, at its own costs, the Manufacture and supply of Compounds and Products required for the conduct of any Development activities under the Collaboration Development Plan. (b) SynBio shall pay for a Product supplied by ImmuneOnco at a price equal to (i) the Manufacturing Cost [***], for Product supplied for Development use. This price does not include any sales, use, excise, value added, transfer or other taxes or duties levied or assessed by any Governmental Authority on the transfer and sale of the Compound and Product to SynBio, all of which shall be borne and paid by SynBio. SynBio shall be responsible for arranging shipping, insurance, export and import clearance, all at SynBio’s own cost and expense. (c) The Parties shall negotiate and enter into one or more supply agreements (each a “Supply Agreement”) and related quality agreements for the Manufacture and supply of a Product by ImmuneOnco to SynBio, which agreements shall be consistent with the terms and conditions of this Agreement and shall include mutually agreed and customary terms for such agreements, such as detailed mechanism for forecast and ordering.

Confidential Execution Version 22. 6.2 Manufacture Technology Transfer and Assistance. Promptly after the Effective Date, the Parties shall coordinate and agree to a Manufacturing technology transfer plan pursuant to which ImmuneOnco shall provide SynBio with reasonable technical assistance to enable SynBio or its contractor manufacturer to Manufacture a Product in the SynBio Territory. Such technical assistance may include access to ImmuneOnco’s technical personnel involved in the Manufacture of a Product. SynBio shall reimburse ImmuneOnco for both out-of-pocket cost and internal FTE Cost incurred by ImmuneOnco to provide such technical assistance. 6.3 Manufacture by SynBio. After the completion of the Manufacture technology transfer pursuant to Section 6.2 above, unless otherwise agreed by the Parties, SynBio shall, either by itself or through its Affiliates, sublicensees or Third Party contractors, solely be responsible for the Manufacture and supply of all of SynBio’s and its Affiliates’ and sublicensees’ requirements for Compounds and Products for Development and Commercialization use in the Field in the SynBio Territory, at SynBio’s own cost and expense. 6.4 Cell Line License. SynBio acknowledges and agrees that it will, at its sole discretion and at its own costs and expenses, negotiate and obtain or cause to be negotiated and obtained the applicable commercial license for the manufacture cell line for Development, Manufacture and Commercialization of the Compounds and the Products in the Field in SynBio Territory if it wishes to use the relevant cell line used as of the Effective Date by ImmuneOnco to Manufacture the Compounds and the Products. A list of such cell lines and the applicable licensing entities is set forth on Exhibit 6.4. ImmuneOnco shall use Commercially Reasonable Efforts to facilitate such in-licensing by SynBio upon SynBio’s request. ARTICLE 7 COMMERCIALIZATION 7.1 General. Subject to the terms and conditions of this Agreement, each Party shall, either by itself or through its Affiliates, sublicensees or Third Party contractor(s), have the sole right and responsibility for the Commercialization of the Product in the Field in its respective territory, at its own cost and expense, including developing and executing a commercial launch plan, product marketing and promotion, marketing access and pricing strategy, negotiating with applicable Governmental Authorities regarding the price and reimbursement mechanisms, booking sales, product distribution, providing customer support (including handling medical queries), and performing other related functions. 7.2 Commercialization Diligence. SynBio shall use Commercially Reasonable Efforts to Commercialize any Product in the Field in each Major Market where Regulatory Approval for such Product has been obtained. 7.3 Commercialization Plan. [***], the Parties will work jointly and agree upon, via the AC (or a joint Commercialization subcommittee established by the AC), a written Commercialization plan, which shall consist of two parts: (a) a high-level global strategy and standards for Commercializing the Products in both the SynBio Territory and the ImmuneOnco Territory (“Global Commercialization Strategy”) to be prepared by SynBio, and (b) a Commercialization plan for both the ImmuneOnco Territory and the SynBio Territory (collectively

Confidential Execution Version 23. with the Global Commercialization Strategy, the “Commercialization Plan”) setting forth all major planned Commercialization activities, Product positioning, branding strategy, promotional materials, and Commercialization principles. Thereafter, from time to time, but at least once every year, the Parties shall work jointly via the AC to prepare updates or amendments to the Commercialization Plan to reflect changes in such plans, including those in response to changes in the marketplace, relative success of a Product, and other relevant factors influencing such plan and activities, and submit such update or amendment to AC for review and discussion before adopting such update or amendment. For clarity, any amendment to the Commercialization Plan relating to Commercialization activities in the ImmuneOnco Territory or activities primarily affecting Commercialization in ImmuneOnco Territory are subject to relevant final decision authority of ImmuneOnco under Section 3.2(f). 7.4 Coordination of Commercialization Activities. The Parties recognize that they may benefit from the coordination of certain activities in support of the Commercialization of a Product across their territories. As such, the Parties may coordinate such activities where appropriate, including scientific and medical communication and product positioning. If the Parties agree to jointly conduct any specific Commercialization activities for the benefit of a Product in both Parties’ territories, the Parties shall negotiate and agree on the details of such activities, including allocation of responsibilities, budget and cost sharing. In addition, in order to ensure consistence across the territories, SynBio shall submit to the AC for review and approval any materials to be used in connection with the promotion and other Commercialization activities for a Product in the Field in the SynBio Territory. 7.5 Commercialization Reports. Each Party shall keep the other Party reasonably informed of its, its Affiliates’ and sublicensees’ Commercialization activities with respect to the Products in the Field in its respective territory. Without limiting the foregoing, each Party shall update the other Party at each regularly scheduled AC meeting regarding the Commercialization activities with respect to the Products in the Field in its respective territory. Each such update shall include a reasonably detailed summary of its, its Affiliates’ and sublicensees’ significant Commercialization activities with respect to the Products in the Field in its respective territory, covering subject matter at a level of detail reasonably required by the other Party. ARTICLE 8 PAYMENTS AND MILESTONES 8.1 Upfront Payment. SynBio shall pay ImmuneOnco a one-time, non-refundable, and non-creditable upfront payment of US$10 million [***] after the receipt of ImmuneOnco’ invoice for such payments which may be dated no earlier than the Effective Date. 8.2 Reimbursement of IO Development Costs. SynBio shall pay to ImmuneOnco such advanced reimbursement payments of IO Development Costs (each, a “Clinical

Confidential Execution Version 24. Development Payment”) in such amounts and in accordance with such schedule as set forth in the table below: Payment Event Clinical Development Payment First Clinical Development Payment [***] [***] Second Clinical Development Payment [***] [***] Third Clinical Development Payment [***] [***] Fourth Clinical Development Payment [***] [***] Upon the occurrence of each payment event as set forth in the above table, ImmuneOnco shall submit an invoice to SynBio for the full amount of the corresponding Clinical Development Payment, which shall be due within [***] after SynBio’s receipt of an invoice therefor from ImmuneOnco. 8.3 Development Milestone Payments. Following the first achievement of each development milestone event by SynBio, its Affiliates or its or their sublicensees, SynBio shall pay to ImmuneOnco the corresponding one-time, non-refundable and non-creditable milestone payment (each a “Development Milestone Payment”) as set forth in the following table. Each milestone payment specified in this Section 8.3 is payable one-time only regardless of the number of times such milestone events are reached or by how many Products. No. Development Milestone Event Milestone Payment [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

Confidential Execution Version 25. No. Development Milestone Event Milestone Payment [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] Total US$290.0 million SynBio’s cumulative obligation under this Section 8.3 shall in no event exceed US$290 million. [***] In the event that any milestone event set forth in #1-6 above with respect to a given territory has not been achieved at the time of achievement of a milestone event having a higher number than the skipped milestone event, then each skipped milestone event shall be deemed achieved at the time of achievement of the higher number milestone event. [***] SynBio shall give ImmuneOnco written notice of the achievement of each development milestone event in this Section 8.3 no later than [***] following achievement of such milestone. Following receipt of such notice, ImmuneOnco shall submit an invoice to SynBio for the full amount of the corresponding Development Milestone Payment(s) payable under this Section 8.3. Each such Development Milestone Payment shall be due within [***] after SynBio’s receipt of an invoice therefor from ImmuneOnco. 8.4 Sales Milestone Payments. SynBio shall pay to ImmuneOnco each of the following one-time, non-refundable and non-creditable sales milestone payments after the end of the Calendar Quarter in which aggregated Calendar Year Net Sales of all Products in all countries in the SynBio Territory reach the corresponding thresholds for the first time (as set forth in the left column of the table below) (each a “Sales Milestone Payment”) as follows: No. Sales Milestone Event Milestone Payment [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***] [***]

Confidential *Execution Version*

No.	Sales Milestone Event	Milestone Payment
[***]	[***]	[***]
[***]	[***]	[***]
	Total	**US$1,817.5 million**

Each Sales Milestone Payment in this Section 8.4 shall be payable only once upon the first achievement of such milestone in a given Calendar Year, and no amounts shall be due for subsequent or repeated achievements of such milestone in a subsequent Calendar Year. The maximum of all Sales Milestone Payments payable by SynBio to ImmuneOnco under this Section 8.4 shall not exceed [***]. SynBio shall give ImmuneOnco written notice of the achievement of each milestone event in this Section 8.4 [***]. Following receipt of such notice, ImmuneOnco shall promptly from receipt of notice, submit an invoice to SynBio for the full amount of the corresponding Sales Milestone Payment(s) payable under this Section 8.4. Each such Sales Milestone Payment shall be due [***]. For clarity, if more than one sales milestone events are achieved for the first time in a given Calendar Quarter, Sales Milestone Payments should be made for all such sales milestone events achieved in such Calendar Quarter.

8.5 Royalty Payments.

(a) **Royalty Rates**. During the Royalty Term, SynBio shall pay to ImmuneOnco a non-refundable, non-creditable, running royalty on the aggregate Calendar Year Net Sales by SynBio or any of its Affiliates or its or their sublicensees of all Products in the SynBio Territory at the following rates:

For that portion of annual Net Sale of all Products in the SynBio Territory	Royalty Rate
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b) **Royalty Term**. SynBio's obligation to pay royalties pursuant to this Section 8.5 shall continue, on a Product-by-Product and country-by-country basis, until the latest of: (i) the date that is ten (10) years after the First Commercial Sale of such Product in such country; (ii) the expiration of the last Valid Claim in the Licensed Patent in such country that Covers such Product (including composition of matter, method of making or using such Product, or any components thereof); and (iii) the expiration of the last Regulatory Exclusivity that covers such Product in such country (the "**Royalty Term**").

26.

Confidential Execution Version 27. (c) Royalty Reduction. [***] (d) Royalty Report and Payment. [***], commencing with the first Calendar Quarter in which there is any sale of any Product anywhere in the SynBio Territory, SynBio shall provide ImmuneOnco with a report that contains the following information for the applicable Calendar Quarter, on a Product-by-Product and country-by-country basis: (i) the amount of gross sales of a Product, (ii) an itemized calculation of Net Sales showing separately each type of deduction provided for in the definition of “Net Sales,” and (iii) a calculation of the royalty payment due on such sales in Dollars, including the exchange rate used in such calculation in accordance with Section 8.6. Concurrently with the delivery of the applicable quarterly royalty report, SynBio shall pay to ImmuneOnco in Dollars the royalties owed with respect to Net Sales for such Calendar Quarter. 8.6 Currency; Exchange Rate. All payments to be made by SynBio to ImmuneOnco under this Agreement shall be made in Dollars by bank wire transfer in immediately available funds to a bank account designated by written notice from ImmuneOnco. The rate of exchange to be used in computing the amount of currency equivalent in Dollars shall be made at the average of the closing exchange rates reported by the Wall Street Journal for the first, middle and last Business Days of the applicable reporting period for the payment due. 8.7 Late Payments. If ImmuneOnco does not receive payment of any sum due to it on or before the due date therefor, simple interest shall thereafter accrue on the sum due to ImmuneOnco from the due date until the date of payment at the interest rate of [***] per month, or the maximum rate allowable by Applicable Laws, whichever is less. 8.8 Financial Records and Audits. SynBio shall (and shall ensure that its Affiliates and sublicensees will) maintain complete and accurate records in accordance with Accounting Standards and in sufficient detail to permit ImmuneOnco to confirm the accuracy of Net Sales reported by SynBio and amounts payable under this Agreement. [***], such records shall be open for examination, during regular business hours, [***], and not more often than once each Calendar Year, by an independent certified public accountant selected by ImmuneOnco and reasonably acceptable to SynBio, for the sole purpose of verifying for ImmuneOnco the accuracy of the Net Sales and royalty reports provided by SynBio under this Agreement. ImmuneOnco shall bear the cost of such audit unless such audit reveals an underpayment by SynBio of more than [***] of the amount actually due during any Calendar Year, in which case SynBio shall reimburse ImmuneOnco for the costs of such audit. SynBio shall pay to ImmuneOnco any underpayment discovered by such audit [***], plus interest (as set forth in Section 8.7) from the original due date. SynBio shall include in each relevant sublicense granted by it a provision requiring the sublicensee to maintain records of sales of a Product made pursuant to such sublicense and to grant ImmuneOnco with access to such records to the same extent and under the same obligations as required of SynBio under this Agreement.

Confidential Execution Version 28. 8.9 Tax Withholding. (a) Taxes on Income. Each Party shall be solely responsible for the payment of all taxes imposed on its share of income arising directly or indirectly from the activities of the Parties under this Agreement. SynBio shall make all payments to ImmuneOnco from the U.S. and shall be responsible for transferring necessary fund from other countries in the SynBio Territory to the U.S. at its own expense (including all taxes imposed on such transfer). (b) Tax Cooperation. The Parties agree to cooperate with one another and use reasonable efforts to avoid or reduce tax withholding or similar obligations in respect of royalties, milestone payments, and other payments made under this Agreement. Subject to Section 8.9(d) below, if SynBio is required by Applicable Laws to deduct and withhold taxes on any payment to ImmuneOnco, SynBio shall deduct those taxes from the remittable payment, pay the taxes to the proper tax authority in a timely manner, and promptly send proof of payment to ImmuneOnco. ImmuneOnco shall provide SynBio any tax forms that may be reasonably necessary in order for SynBio to not withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. ImmuneOnco shall use reasonable efforts to provide any such tax forms to SynBio in advance of the due date. Upon ImmuneOnco’s request and to the extent permitted by Applicable Laws, SynBio shall provide reasonable assistance and cooperation to enable the recovery, for the benefit of ImmuneOnco, of withholding taxes or similar obligations resulting from payments made under this Agreement. (c) Indirect Tax. All agreed remunerations or fees payable under this Agreement shall be understood as being exclusive of indirect tax (e.g., VAT, sales tax and similar tax) purposes, and SynBio, as the Party making the payment to ImmuneOnco, shall bear any such indirect tax and shall not deduct any indirect tax from payment to ImmuneOnco. (d) Taxes Resulting From SynBio Action. If, as a result of any action by SynBio, including assignment or transfer of this Agreement, change in the residence of SynBio for tax purposes, change in the entity making such payment, or failure on the part of SynBio to comply with Applicable Laws or filing or record retention requirements, the amount of any tax that SynBio is required to deduct or withhold from a payment made by SynBio to ImmuneOnco under this Agreement is increased, then the sum payable by SynBio to ImmuneOnco shall be increased to the extent necessary to ensure that ImmuneOnco receives a sum equal to the sum that ImmuneOnco would have received had no such action occurred. ARTICLE 9 INTELLECTUAL PROPERTY 9.1 Ownership of Inventions. Ownership of all Inventions shall follow inventorship, as determined in accordance with the rules of inventorship under the U.S. patent laws. Each Party shall solely own all Inventions invented or developed solely by or on behalf of such Party, including its, its Affiliates’ and sublicensees’ employees, contractors and/or agents. IO Development IP shall be solely owned by ImmuneOnco. The Parties shall jointly own all Inventions invented or developed jointly by both Parties and, except to the extent restricted by the licenses and other rights granted to other Party under this Agreement or any other agreement

Confidential Execution Version 29. between the Parties, each Party, as joint owners, shall be entitled to practice, license, assign and otherwise exploit its interest in the jointly owned Inventions without the duty of accounting or seeking consent from the other Party. 9.2 Patent Prosecution. (a) As between the Parties, (i) SynBio shall have the first right (but not the obligation) to file, prosecute and maintain all Licensed Patents that Cover a Compound or a Product in the SynBio Territory, at SynBio’s own cost and expense and in ImmuneOnco’s name; (ii) ImmuneOnco shall have the first right (but not the obligation) to file, prosecute and maintain all other Licensed Patents in the SynBio Territory, at ImmuneOnco’s own cost and expense; (iii) SynBio shall have the first right (but not the obligation) to file, prosecute and maintain all SynBio Product Patents in the ImmuneOnco Territory, at its own cost and expense. The Party exercising its first right to file, prosecute and maintain a Licensed Patent or a SynBio Product Patent in accordance with this Section 9.2(a) shall be referred to as the “Prosecuting Party” for such Patent (“Prosecuted Patent”). (b) The Prosecuting Party for a Prosecuted Patent shall consult with the other Party and keep the other Party reasonably informed of the status of such Prosecuted Patent in the relevant territory and shall promptly provide the other Party with all material correspondence received from any patent authority in the relevant territory in connection therewith. In addition, the Prosecuting Party shall promptly provide the other Party with drafts of all proposed material filings and correspondence to any patent authority in the relevant territory with respect to such Prosecuted Patent for review and comment prior to the submission, and shall consider in good faith any comments provided by the other Party. (c) The Prosecuting Party for a Prosecuted Patent shall notify the other Party of any decision to cease prosecution and/or maintenance of such Prosecuted Patent in any country in any relevant country or region. The Prosecuting Party shall provide such notice at least thirty (30) days prior to any filing or payment due date, or any other due date that requires action in order to avoid loss of rights, in connection with such Prosecuted Patent in such country. In such event, the Prosecuting Party shall permit the other Party, at the other Party’s discretion and expense, to continue the prosecution and maintenance of such Prosecuted Patent in such country in the relevant country or region. The other Party’s prosecution or maintenance of such Prosecuted Patent in such country shall not affect the Parties’ respective rights and obligations under this Agreement with respect to such Prosecuted Patent in such country other than those expressly set forth in this Section 9.2(c). (d) Each Party shall provide the other Party all reasonable assistance and cooperation in the patent prosecution efforts under this Section 9.2, including providing any necessary powers of attorney and executing any other required documents or instruments for such prosecution. For clarity, ImmuneOnco retains the exclusive right (but not the obligation) to file, prosecute and maintain all Licensed Patents in the ImmuneOnco Territory, at ImmuneOnco’s own cost and expense and SynBio retains the exclusive right (but not the obligation) to file, prosecute and maintain all SynBio Product Patents in the SynBio Territory, at SynBio’s own cost and expense, in each case without the obligation to comply with clauses (b) and (c) above.

Confidential Execution Version 30. 9.3 Patent Enforcement. (a) Each Party shall promptly notify the other Party, if (i) it becomes aware of any alleged or threatened infringement of any Licensed Patent by a Third Party’s development, manufacture, commercialization or exploitation of a Compound or Product in the Field in the SynBio Territory, and any related declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the Licensed Patents in the Field in the SynBio Territory, or (ii) it becomes aware of any alleged or threatened infringement of any SynBio Product Patent by a Third Party’s development, manufacture, commercialization or exploitation of a Compound or Product in the ImmuneOnco Territory, and any related declaratory judgment, opposition, or similar action alleging the invalidity, unenforceability or non-infringement of any of the SynBio Product Patents in the ImmuneOnco Territory (each in (i) or (ii), a “Product Infringement”). Promptly upon receipt of any such notice, the Parties (together with their respective intellectual property counsel) will confer with respect to whether and how to pursue an infringement action, subject to the terms and conditions set forth in clauses (b) through (f) below. (b) As between the Parties, SynBio shall have the first right (but not the obligation) to bring and control any legal action to enforce the Licensed Patent against any Product Infringement in the SynBio Territory, at its own expense as it reasonably determines appropriate after consultation with ImmuneOnco. If SynBio does not bring such legal action within [***] after the notice provided pursuant to Section 9.3(a), ImmuneOnco shall have the right (but not the obligation) to bring and control any legal action in connection with such Product Infringement in the SynBio Territory at its own expense; but after consultation with SynBio and subject to the prior written consent of SynBio, which consent shall not be unreasonably conditioned, delayed or withheld. (c) As between the Parties, ImmuneOnco shall have the first right (but not the obligation) to bring and control any legal action to enforce the SynBio Product Patent against any Product Infringement in the ImmuneOnco Territory, at its own expense as it reasonably determines appropriate after consultation with SynBio, but subject to the prior written consent of SynBio, which consent shall not be unreasonably conditioned, delayed or withheld. If ImmuneOnco does not bring such legal action within [***] after the notice provided pursuant to Section 9.3(a), SynBio shall have the right (but not the obligation) to bring and control any legal action in connection therewith in the ImmuneOnco Territory at its own expense, but after consultation with ImmuneOnco and such step-in right shall be subject to the prior written consent of ImmuneOnco, which consent shall not be unreasonably conditioned, delayed or withheld. (d) At the request and expense of the Party bringing an action under Section 9.3(b) or 9.3(c) above or 9.3(f) below (the “Enforcing Party”), the other Party shall provide reasonable assistance in connection therewith, including by executing reasonably appropriate documents, cooperating in discovery and joining as a party to the action if required by Applicable Laws to pursue such action. In connection with any such enforcement action, the Enforcing Party shall keep the other Party reasonably informed on the status of such action and shall not enter into any settlement admitting the invalidity or non-infringement of, or otherwise impairing the other Party’s rights in the Licensed Patents or SynBio Product Patents without the prior written consent

Confidential Execution Version 31. of the other Party. The other Party shall be entitled to separate representation in such enforcement action by counsel of its own choice and at its own expense. (e) Any recoveries resulting from enforcement action relating to a claim of Product Infringement of Licensed Patents in the SynBio Territory or of SynBio Product Patents in the ImmuneOnco Territory shall be first applied against payment of each Party’s costs and expenses in connection therewith. Any such recoveries in excess of such costs and expenses shall be retained by the Enforcing Party; provided that if SynBio is the Enforcing Party of Licensed Patents in the SynBio Territory, then such excess recoveries shall be deemed Net Sales and subject to royalty payment to ImmuneOnco under Section 8.5, and if ImmuneOnco is the Enforcing Party of SynBio Product Patents in the ImmuneOnco Territory, then [***] shall be paid by ImmuneOnco to SynBio, and if SynBio is the Enforcing Party of SynBio Product Patents in the ImmuneOnco Territory, then [***] shall be paid by SynBio to ImmuneOnco. (f) ImmuneOnco shall have the exclusive right to bring and control any legal action to enforce (i) the Licensed Patents against any infringement that is not a Product Infringement, and (ii) the Licensed Patents against any infringement in the ImmuneOnco Territory, at ImmuneOnco’s own expense and as ImmuneOnco reasonably determines appropriate, and ImmuneOnco shall have the right to retain all recoveries. SynBio shall have the exclusive right to bring and control any legal action to enforce (i) the SynBio Product Patents against any infringement that is not a Product Infringement, and (ii) SynBio Product Patent against any infringement in the SynBio Territory, at SynBio’s own expense and as SynBio reasonably determines appropriate, and SynBio shall have the right to retain all recoveries 9.4 Defense of Licensed Patents. In the event that a Party receives notice of any claim alleging the invalidity or unenforceability of any Licensed Patent in the SynBio Territory, such Party shall bring such claim to the attention of the other Party, including all relevant information related to such claim. The Parties, through the AC (or a subcommittee or working group appointed pursuant to Section 3.3 as the Parties deem appropriate), shall discuss such claim. Where such allegation is made in an opposition, reexamination, interference or other patent office proceeding or a declaratory judgement action, then the provisions of Section 9.2 shall apply. Where such allegation is made in a counterclaim to an enforcement action brought under Section 9.3, then the provisions of Section 9.3 shall apply. Each Party shall provide to the Party defending any such rights under this Section 9.4 all reasonable assistance in such enforcement, at such defending Party’s request and expense. The defending Party shall keep the other Party reasonably informed of the status and progress of such efforts, and shall reasonably consider the other Party’s comments on any such efforts. Without the prior written consent of the other Party (not to be unreasonably withheld), neither Party shall enter into any settlement of any claim, suit or action that it defended under this Section 9.4 that admits the invalidity or unenforceability of any Licensed Patent, requires abandonment or limits the scope of any Licensed Patent or would limit or restrict the ability of either Party to Develop, manufacture or Commercialize a Product. 9.5 Infringement of Third Party Rights. (a) Each Party shall notify the other Party of any allegations it receives from a Third Party that the Development, Manufacture or Commercialization of a Product in the Field in

Confidential Execution Version 32. the SynBio Territory under this Agreement infringes the intellectual property rights of such Third Party. Such notice shall be provided promptly, but in no event after more than fifteen (15) days following receipt of such allegations. Such notice shall include a copy of any summons or complaint (or the equivalent thereof) received regarding the foregoing. Thereafter, the Parties shall promptly meet to consider the claim or assertion and the appropriate course of action and may, if appropriate, agree on and enter into a “common interest agreement” wherein the Parties agree to their shared, mutual interest in the outcome of such potential dispute. Each Party shall assert and not waive the joint defense privilege with respect to all communications between the Parties. (b) SynBio shall be solely responsible for the defense of any such infringement claims brought against SynBio, at SynBio’s own cost and expense; provided, however, that the provisions of Section 9.3 shall govern the right of SynBio to assert a counterclaim of infringement of any Licensed Patents; and provided further that SynBio shall not enter into any settlement, consent to judgement or other voluntary final disposition in connection with such defense action without ImmuneOnco’s consent (not to be unreasonably withheld or delayed). SynBio shall keep ImmuneOnco informed on the status of such defense action, and ImmuneOnco shall have the right (but not the obligation) to participate and be separately represented in such defense action at ImmuneOnco’s own expense. ImmuneOnco shall have the right to control the defense of any infringement claim brought against ImmuneOnco, at ImmuneOnco’s own expense. 9.6 Patents Licensed From Third Parties. Each Party’s rights under this Article 9 with respect to the prosecution and enforcement of any Licensed Patent that is in-licensed by ImmuneOnco from a Third Party shall be subject to the rights retained by such Third Party to prosecute and enforce such Patent. 9.7 Patent Marking. SynBio shall mark a Product sold in the SynBio Territory with appropriate patent numbers in accordance with the applicable patent marking laws, and shall require all of its Affiliates and sublicensees to do the same. ARTICLE 10 CONFIDENTIALITY; PUBLICATION; INFORMATION SHARING 10.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the Parties, each Party agrees that, for the Term and for a period of [***] years thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement (which includes the exercise of any rights or the performance of any obligations hereunder) any Confidential Information of the other Party pursuant to this Agreement. 10.2 Exceptions. The foregoing confidentiality and non-use obligations shall not apply to any portion of the Confidential Information that the receiving Party can demonstrate by competent written proof: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party;

Confidential Execution Version 33. (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) is subsequently disclosed to the receiving Party without imposing confidentiality obligations by a Third Party who has a legal right to make such disclosure; or (e) is subsequently independently discovered or developed by the receiving Party without the aid, application, or use of the disclosing Party’s Confidential Information, as evidenced by a contemporaneous writing. 10.3 Authorized Disclosure. Notwithstanding the obligations set forth in Section 10.1, a Party may disclose the other Party’s Confidential Information and the terms of this Agreement to the extent: (a) such disclosure is reasonably necessary: (i) for the filing or prosecution of Patents as contemplated by this Agreement; (ii) in connection with regulatory filings for a Product; or (iii) for the prosecuting or defending litigation as contemplated by this Agreement; (b) such disclosure is reasonably necessary: (i) to such Party’s directors, attorneys, independent accountants or financial advisors for the sole purpose of enabling such directors, attorneys, independent accountants or financial advisors to provide advice to the receiving Party, provided that in each such case on the condition that such directors, attorneys, independent accountants and financial advisors are bound by confidentiality and non-use obligations consistent with those contained in this Agreement; or (ii) to actual or potential investors, acquirors, licensors, licensees, collaborators or other business or financial partners (including royalty financing partners) solely for the purpose of evaluating or carrying out an actual or potential investment, acquisition, license, collaboration, financing or other business transaction; provided that in each such case on the condition that such disclosees are bound by confidentiality and non-use obligations consistent with those contained in the Agreement; or (c) such disclosure is required by judicial or administrative process, provided that in such event such Party shall promptly inform the other Party such required disclosure and provide the other Party an opportunity to challenge or limit the disclosure obligations. Confidential Information that is disclosed by judicial or administrative process shall remain otherwise subject to the confidentiality and non-use provisions of this Article 10, and the Party disclosing Confidential Information pursuant to law or court order shall take all steps reasonably necessary, including seeking of confidential treatment or a protective order to ensure the continued confidential treatment of such Confidential Information. 10.4 Scientific Publication. Except to the extent required by Applicable Laws, ImmuneOnco shall not publish any peer-reviewed manuscripts, or give other forms of public disclosure such as abstracts and presentations, relating to a Product, including the data and results

Confidential Execution Version 34. of the Development of a Product, without SynBio’s review and approval, which approval shall not be unreasonably withheld, conditioned, or delayed. A Party shall deliver to the other Party for review a copy of any proposed scientific publication or presentation relating to a Product contemplated for publication by such Party [***], and should consider comments of the other Party in good faith; the other Party shall have the right to require modifications of the proposed publication or presentation to protect its Confidential Information, which shall include for this purpose any information relating to the Development of a Product in the ImmuneOnco Territory. The other Party may also delay the submission of the proposed publication or presentation [***] as may be reasonably necessary to seek patent protection for the information disclosed in such proposed publication or presentation. Each Party agrees to acknowledge the contribution of the other Party and such other Party’s employees in all publications as scientifically appropriate. 10.5 Publicity. (a) The Parties have agreed on language of a joint press release announcing this Agreement, which is attached hereto as Exhibit C, to be issued by the Parties promptly after the Effective Date. Subject to the rest of this Section 10.5, no disclosure of the terms of this Agreement may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party, its Affiliates or their respective employee(s) in any publicity, promotion, news release or disclosure relating to this Agreement or its subject matter, without the prior express written permission of the other Party, except as may be required by Applicable Laws. Following the initial joint press release announcing this Agreement, either Party shall be free to disclose or publicize, without the other Party’s prior written consent, the existence of this Agreement, the identity of the other Party, and those terms of this Agreement that have already been publicly disclosed in accordance herewith. (b) A Party may disclose this Agreement and its terms in securities filings with the Securities Exchange Commission (or equivalent foreign agency) (“SEC”) to the extent required by Applicable Laws after complying with the procedure set forth in this Section 10.5. In such event, the Party seeking such disclosure will prepare a draft confidential treatment request and proposed redacted version of this Agreement to request confidential treatment for this Agreement, and the other Party agrees to promptly (and in any event, [***]) give its input in a reasonable manner in order to allow the Party seeking disclosure to file its request within the time lines proscribed by applicable SEC regulations. The Party seeking such disclosure shall exercise commercially reasonable efforts to obtain confidential treatment of this Agreement from the SEC as represented by the redacted version reviewed by the other Party. (c) Each Party acknowledges that the other Party may be legally required to make public disclosures (including in filings with the SEC or other agency) of certain material developments or material information generated under this Agreement and agrees that each Party may make such disclosures as required by Applicable Laws, provided that the Party seeking such disclosure first provides the other Party a copy of the proposed disclosure, and provided further that (except to the extent that the Party seeking disclosure is required to disclose such information to comply with Applicable Laws) if the other Party demonstrates to the reasonable satisfaction of the Party seeking disclosure, [***], that the public disclosure of previously undisclosed information will materially adversely affect the development and/or commercialization of a

Confidential Execution Version 35. Product being developed and/or commercialized, the Party seeking disclosure will remove from the disclosure such specific previously undisclosed information as the other Party shall reasonably request to be removed. 10.6 Equitable Relief. Each Party acknowledges that a breach of this Article 10 cannot reasonably or adequately be compensated in damages in an action at law and that such a breach shall cause the other Party irreparable injury and damage. By reason thereof, each Party agrees that the other Party shall be entitled, in addition to any other remedies it may have under this Agreement or otherwise, to preliminary and permanent injunctive and other equitable relief to prevent or curtail any breach of the obligations relating to Confidential Information set forth herein. 10.7 Attorney-Client Privilege. Neither Party is waiving, nor shall be deemed to have waived or diminished, any of its attorney work product protections, attorney-client privileges or similar protections and privileges or the like as a result of disclosing information pursuant to this Agreement, or any of its Confidential Information (including Confidential Information related to pending or threatened litigation) to the other Party, regardless of whether the disclosing Party has asserted, or is or may be entitled to assert, such privileges and protections. The Parties: (a) share a common legal and commercial interest in such disclosure that is subject to such privileges and protections; (b) are or may become joint defendants in proceedings to which the information covered by such protections and privileges relates; (c) intend that such privileges and protections remain intact should either Party become subject to any actual or threatened proceeding to which the disclosing Party’s Confidential Information covered by such protections and privileges relates; and (d) intend that after the Effective Date both the receiving Party and the disclosing Party shall have the right to assert such protections and privileges. 10.8 Information Sharing. In connection with any public offering of SynBio’s securities or any other transaction that would result in SynBio becoming subject to public reporting obligations, ImmuneOnco shall make reasonable efforts to cooperate with SynBio to make available documents, records, information, financial statements, etc. reasonably requested by SynBio for purposes of making required disclosures to the SEC or other regulatory bodies. ARTICLE 11 REPRESENTATIONS AND WARRANTIES 11.1 Representations and Warranties of Each Party. Each Party represents, warrants, and covenants (as applicable) to the other Party as of the Effective Date that: (a) it is a company or corporation duly organized, validly existing, and in good standing under the laws of the country or jurisdiction in which it is incorporated, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement; (b) it has the corporate power and authority and the legal right to enter into this Agreement and perform its obligations hereunder, it has taken all necessary corporate action on its part required to authorize the execution and delivery of the Agreement and the performance of its

Confidential Execution Version 36. obligations hereunder, and this Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, and binding obligation of such Party that is enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally; (c) it is not a party to, and will not enter into during the Term, any agreement that would prevent it from granting the rights granted to the other Party under this Agreement or performing its obligations under the Agreement; and (d) in the course of performing its obligations or exercising its rights under this Agreement, it shall comply with all Applicable Laws, in including as applicable, cGMP, GCP, and GLP standards, and shall not employ or engage any person or entity who has been debarred by any Regulatory Authority, or, to such Party’s knowledge, is the subject of debarment proceedings by a Regulatory Authority. 11.2 Representations and Warranties of ImmuneOnco. ImmuneOnco represents, warrants, and covenants (as applicable) to SynBio as of the Effective Date, except as set forth on Exhibit D (Specific Disclosure by ImmuneOnco), that: (a) it has the full right, power and authority under the Licensed Technology to grant the licenses to SynBio as purported to be granted under Section 2.1 of this Agreement; It has obtained or will obtain all PRC Government Approvals pursuant to Applicable Laws; (b) it has not granted, and will not grant during the Term, any license or other right under the Licensed Technology that is inconsistent with the license granted to SynBio under Section 2.1, and [***]; (c) All Existing Licensed Patents are listed on Exhibit A; and each Existing Licensed Patent properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such Existing Licensed Patent is issued or such application is pending and is (i) subsisting and is not invalid or unenforceable, in whole or in part and (ii) filed and maintained properly and correctly and all applicable fees have been paid on or before the due date for payment. The pending applications included in Existing Licensed Patents are being diligently prosecuted in the respective patent offices in accordance with Applicable Law. True, complete and correct copies of the file wrappers and other documents and materials relating to the prosecution, defense, maintenance, validity and enforceability of the Existing Licensed Patents requested by SynBio have been provided to SynBio. ImmuneOnco or its Affiliates, as applicable, is the sole and exclusive owner of all Existing Licensed Patents, free of any lien, encumbrance, charge, mortgage, liability, security interest or claim of ownership by any Third Party; (d) ImmuneOnco has obtained, or caused its Affiliates, as applicable, to obtain, assignments from the inventors of all inventorship rights to all Existing Licensed Patents, and all such assignments are valid and enforceable;

Confidential Execution Version 37. (e) All inventor assignments with respect to inventions claimed in the Existing Licensed Patents have been properly executed as necessary at each respective patent office in the SynBio Territory in accordance with the Applicable Law, and each of ImmuneOnco, its Affiliates, or its or their licensees has paid all required inventor rewards and remuneration to its or their employees, contractors or other Person in connection with the Existing Licensed Patents; (f) There are no pending, alleged or threatened, (i) inter partes review, post- grant reviews, interferences, re-examinations or oppositions involving the Existing Licensed Patents, or (ii) any inventorship challenges involving the Existing Licensed Patents that are in or before any patent office (or other governmental authority performing similar functions); (g) As of the Effective Date, the Existing Licensed Patents represent all Patents that ImmuneOnco or its Affiliates own or otherwise have rights to relating to any Compound or Product, or the exploitation thereof (irrespective of the definition of “Control”); (h) To ImmuneOnco’s knowledge, there is no Know-How owned by or otherwise in the possession or control of ImmuneOnco or any of its Affiliates that relates to any Compound or Product that is not within the Licensed Know-How; (i) The Licensed Technology is not the subject of an upstream in-license agreement between ImmuneOnco and any Third Party, and no sublicenses are being granted to SynBio hereunder with respect to the Licensed Technology; (j) Neither ImmuneOnco nor any of its Affiliates has previously entered into any definitive agreement, whether in writing or otherwise, that granted any Third Party any rights of reference under or access to the Regulatory Materials existing as of the Effective Date (“Existing Regulatory Material”) or is expressly pertinent to the exploitation of any Compound or Product in the SynBio Territory; ImmuneOnco and its Affiliates have generated, prepared, maintained and retained all Existing Regulatory Material that is required to be maintained or retained pursuant to and in accordance with Applicable Law; (k) To ImmuneOnco’s knowledge, the practice by ImmuneOnco under the Licensed Technology or the Development by ImmuneOnco of any Compound or Product prior to the Effective Date does not infringe, misappropriate or otherwise violate any intellectual property rights or proprietary right of any Third Party; (l) ImmuneOnco and its Affiliates have conducted, and their respective subcontractors have conducted, all Development of the Compounds and Products, including any and all pre-clinical studies related thereto, in all material aspects in accordance with Applicable Law; (m) ImmuneOnco has, in its possession, at least the quantities of Compounds set forth on Exhibit D hereto. (n) The inventions claimed by the Existing Licensed Patents and Licensed Know-How with respect to any Compound or Product were not conceived, reduced to practice,

Confidential Execution Version 38. discovered, developed or otherwise made in connection with any research activities funded, in whole or in part, by any grants, funds, and other money received from any Governmental Authority, and no Governmental Authority or academic institution has any right to, ownership of (including any “step-in” or “march-in” rights with respect to), or right to royalties for, or to impose any restriction on the assignment, transfer, grant of licenses or other disposal of the Existing Licensed Patents or Licensed Know-How (including any Existing Regulatory Material), or to impose any requirement or restriction on the exploitation of any Compound or Product as contemplated herein; and (o) There is no adverse actions, claims, suits or proceedings against or owed by ImmuneOnco or any of its Affiliate, or that is pending or, to ImmuneOnco’s knowledge, threatened, involving any Licensed Technology or any Compound or Product. 11.3 NO OTHER WARRANTIES. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, NO REPRESENTATIONS OR WARRANTIES WHATSOEVER, WHETHER EXPRESS OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR NON-MISAPPROPRIATION OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS, ARE MADE OR GIVEN BY OR ON BEHALF OF A PARTY. ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED. Each Party acknowledges and agrees that the Compounds and the Products are the subject of ongoing research and development and that neither Party can assure the safety, usefulness or successful Development or Commercialization of a Product in the Field in the Territory. ARTICLE 12 INDEMNIFICATION 12.1 Indemnification by SynBio. SynBio shall indemnify and hold harmless ImmuneOnco, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “ImmuneOnco Indemnitee(s)”) from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) incurred in connection with any claims, demands, actions or other proceedings by any Third Party (individually and collectively, “Losses”) to the extent arising from: (a) the Development, Manufacture and Commercialization of a Product in the SynBio Territory by SynBio or any of its Affiliates or sublicensee, including product liability claims relating to a Product in the SynBio Territory; or (b) the negligence, willful misconduct or breach of this Agreement by any SynBio Indemnitee; except in each case to the extent such Losses arise out of the negligence, willful misconduct or breach of this Agreement by any ImmuneOnco Indemnitee.

Confidential Execution Version 39. 12.2 Indemnification by ImmuneOnco. ImmuneOnco shall indemnify and hold harmless SynBio, its Affiliates, and their directors, officers, employees and agents (individually and collectively, the “SynBio Indemnitee(s)”) from and against all Losses to the extent arising from: (a) the Development, Manufacture and Commercialization of a Product in the ImmuneOnco Territory by ImmuneOnco or any of its Affiliates, licensees or sublicensee, including product liability claims relating to a Product in the ImmuneOnco Territory; or (b) the negligence, willful misconduct or breach of this Agreement by any ImmuneOnco Indemnitee; except in each case to the extent such Losses arise out of the negligence, willful misconduct or breach of this Agreement by any SynBio Indemnitee. 12.3 Indemnification Procedure. If either Party is seeking indemnification under Sections 12.1 or 12.2 (the “Indemnified Party”), it shall inform the other Party (the “Indemnifying Party”) of the claim giving rise to the obligation to indemnify pursuant to such Section within ten (10) Business Days after receiving notice of the claim (it being understood and agreed, however, that the failure or delay by an Indemnified Party to give such notice of a claim shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party shall have been prejudiced as a result of such failure or delay to give notice). The Indemnifying Party shall have the right to assume the defense of any such claim for which it is obligated to indemnify the Indemnified Party. The Indemnified Party shall cooperate with the Indemnifying Party and the Indemnifying Party’s insurer as the Indemnifying Party may reasonably request, and at the Indemnifying Party’s cost and expense. The Indemnified Party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim that has been assumed by the Indemnifying Party. Neither Party shall have the obligation to indemnify the other Party in connection with any settlement made without the Indemnifying Party’s written consent, which consent shall not be unreasonably withheld or delayed. If the Parties cannot agree as to the application of Section 12.1 or 12.2 as to any claim, pending resolution of the dispute pursuant to Article 14, the Parties may conduct separate defenses of such claims, with each Party retaining the right to claim indemnification from the other Party in accordance with Section 12.1 or 12.2 upon resolution of the underlying claim. 12.4 Mitigation of Loss. Each Indemnified Party shall take and shall procure that its Affiliates take all such reasonable steps and action as are reasonably necessary or as the Indemnifying Party may reasonably require in order to mitigate any claims (or potential losses or damages) under this Article 12. Nothing in this Agreement shall or shall be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it. 12.5 Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, OR INDIRECT DAMAGES ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 12.5

Confidential Execution Version 40. IS INTENDED TO OR SHALL LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS UNDER SECTION 12.1 OR 12.2, OR DAMAGES AVAILABLE FOR BREACH OF SECTION 2.5 OR ARTICLE 10, OR DAMAGES AVAILABLE FOR A PARTY’S GROSS NEGLIGENCE, INTENTIONAL MISCONDUCT OR FRAUD. 12.6 Insurance. Each Party shall procure and maintain insurance, including product liability insurance, with respect to its activities hereunder and which is consistent with normal business practices of prudent companies similarly situated at all times during which any Product is being clinically tested in human subjects or commercially distributed or sold. Each Party shall provide the other Party with evidence of such insurance upon request and shall provide the other Party with written notice at least [***] prior to the cancellation, non-renewal or material changes in such insurance. Such insurance shall not be construed to create a limit of either Party’s liability under this Agreement. ARTICLE 13 TERM AND TERMINATION 13.1 Term. The term of this Agreement shall commence upon the Effective Date and continue in full force and effect, on a Product-by-Product and country-by-country basis, until the expiration of the Royalty Term for such Product in such country, unless earlier terminated as set forth in Section 13.2 below (the “Term”). Upon expiration (but not earlier termination) of the Royalty Term with respect to a particular Product in a particular country, the license granted by ImmuneOnco to SynBio under Section 2.1 with respect to such Product in such country shall continue and shall become non-exclusive, fully paid-up, royalty-free, perpetual and irrevocable. Notwithstanding the foregoing, the licenses granted by SynBio to ImmuneOnco under Section 2.2 shall survive upon the expiration of this Agreement and effective thereupon shall become a perpetual and irrevocable license. 13.2 Termination. (a) Termination by SynBio for Convenience. At any time, SynBio may terminate this Agreement in its entirety or on a Product-by-Product and country-by-country basis by providing written notice of termination to ImmuneOnco, which notice includes an effective date of termination at least one hundred eighty (180) days after the date of the notice. (b) Termination for Material Breach. If either Party believes that the other is in material breach of its material obligations hereunder or material breach of any representation or warranty set forth in this Agreement, then the non-breaching Party may deliver notice of such breach to the other Party. The allegedly breaching Party shall have [***] from the receipt of the notice to cure such breach. If the Party receiving notice of breach fails to cure that breach within the cure period set forth above, then the Party originally delivering the notice of breach may terminate this Agreement in its entirety upon written notice to the breaching Party, provided that, upon the breaching Party’s request, the cure period shall be extended for another [***] if such material breach cannot be cured within the original cure period of [***], but the breaching Party commences actions to cure such material breach within such [***] and thereafter diligently continues such actions, and if within such extended [***] period the breach is not cured, then the

Confidential Execution Version 41. termination shall become effective upon the expiration of such extended [***] period; provided that, in the event of a material breach by SynBio, if the material breach and the subsequent failure to cure is with respect to (i) one or more countries in the SynBio Territory, but not all countries in the SynBio Territory or (ii) one or more types of Compound but not other types of Compounds (for example, such material breach is solely with respect to IMM27M or IMM2510, but not both), then ImmuneOnco shall not have the right to terminate this Agreement in its entirety, but shall have the right to terminate this Agreement solely with respect to (x) the country in which such material breach and failure to cure occurred, or (y) the type of Compound with respect to which such material breach and failure to cure occurred, and this Agreement shall remain in full force and effect with respect to all other countries in the SynBio Territory, and the other types of Compound (and all Products comprising such other types of Compound), as the case may be. (c) Termination for Insolvency. Each Party shall have the right to terminate this Agreement in its entirety upon written notice to the other Party in the event that (i) such other Party files in any court or agency pursuant to any statute or regulation of any country or jurisdiction a petition in bankruptcy or insolvency or for reorganization or similar arrangement for the benefit of creditors or for the appointment of a receiver or trustee of such other Party or its assets, (ii) such other Party is served with an involuntary petition against it in any insolvency proceeding and such involuntary petition has not been stayed or dismissed [***], or (iii) such other Party makes an assignment of substantially all of its assets for the benefit of its creditors. (d) Termination for Patent Challenge. In the event that SynBio or any of its Affiliates or sublicensees institutes, prosecutes or otherwise participates in (or in any way willfully and actively aids any Third Party in instituting, prosecuting or participating in), at law or in equity or before any administrative or regulatory body, any claim, demand, action or cause of action for declaratory relief, damages or any other remedy or for an enjoinment, injunction or any other equitable remedy, including any interference, re-examination, opposition or any similar proceeding, alleging that any claim in a Licensed Patent is invalid, unenforceable or otherwise not patentable or would not be infringed by SynBio’s or its Affiliates’ or sublicensees’ activities absent the rights and licenses granted hereunder (collectively, a “Patent Challenge”), then ImmuneOnco shall have the right to (i) terminate this Agreement in its entirety upon [***] prior written notice, unless, prior to expiry of such [***] period, SynBio or its relevant Affiliate or sublicensee has filed a motion to withdraw or dismiss such action; or (ii) with respect to a Patent Challenge by a sublicensee, unless SynBio and its Affiliates terminate all licenses or other agreements with such sublicensee pursuant to which rights under this Agreement have been sublicensed by SynBio or its Affiliates as soon as possible ([***]), in which case ImmuneOnco shall not have the right to terminate this Agreement under this Section 13.2(d), terminate this Agreement in its entirety upon written notice to SynBio. For the avoidance of doubt, the following will not give rise to a right to terminate this Agreement by ImmuneOnco under this Section 13.2(d): any Patent Challenge asserted as a defense or counterclaim to an action first brought by ImmuneOnco or any of its Affiliates against SynBio or any of its Affiliates or sublicensees. 13.3 Alternative Remedy in Lieu of Termination. If ImmuneOnco is in material breach of Section 2.1, 2.5, or 11.2 of this Agreement and due to which SynBio has a right to terminate pursuant to Section 13.2(b), then, in lieu of terminating this Agreement, [***]. For the

Confidential Execution Version 42. avoidance of doubt, except as set forth in this Section 13.3, if SynBio exercises the alternative remedy set forth above in this Section 13.3, then all rights and obligations of both Parties under this Agreement will continue unaffected, unless and until this Agreement is subsequently terminated by either Party pursuant to this Article 13. 13.4 Effect of Termination. Upon any termination of this Agreement: (a) Licenses. All licenses and other rights with respect to the Terminated Compound and Terminated Territory granted by ImmuneOnco to SynBio hereunder shall terminate, and SynBio and its Affiliates, and sublicensees shall cease all use of Licensed Technology and all exploitation of any Terminated Compound in the Terminated Territory, except to the extent required to fulfill its rights and obligations under this Section 13.4. Notwithstanding the foregoing, the licenses granted by SynBio to ImmuneOnco under Section 2.2 shall survive upon the termination of this Agreement and effective thereupon shall become a perpetual and irrevocable license, unless this Agreement is terminated in its entirety by SynBio pursuant to Section 13.2(b). (b) Settlement of Payments. Each Party shall immediately pay or cause to be paid to the other Party all sums which at the date of termination are due and payable to the other Party under this Agreement. (c) Inventory. SynBio, its Affiliates and its sublicensees shall, at request of ImmuneOnco, transfer Products comprising the Terminated Compound that has been Manufactured or is in the process of being Manufactured at the time of termination to ImmuneOnco at a price equal to the Manufacture Cost (mutatis mutandis). (d) Refund of Clinical Development Payments. ImmuneOnco shall promptly refund to SynBio any remaining amount of Clinical Development Payments that have been paid to ImmuneOnco by SynBio but have not been credited against IO Development Costs that have been incurred by ImmuneOnco in the in the performance of the Collaboration Development Plan by the effective date of such termination. (e) [***] [***] (f) [***] (g) [***] (h) Return of Confidential Information. Each Party shall (and shall cause its Affiliates and sublicensees to) promptly return or destroy (at the other Party’s election) all tangible materials comprising, bearing or containing any Confidential Information of such Party that are in the other Party’s or its Affiliates’ or sublicensees’ possession or control. Effective upon such termination, all Confidential Information solely relating to the Terminated Compounds or Products containing Terminated Compounds shall be the Confidential Information of ImmuneOnco (and

Confidential Execution Version 43. ImmuneOnco shall be deemed to be the disclosing Party and SynBio shall be deemed the receiving Party with respect thereto). 13.5 Survival. Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, the following provisions shall survive the termination or expiration of this Agreement for any reason: Sections 8.8, 9.1, 13.4, 13.5, and Article 1, Article 10 (for such period of time as set forth in Section 10.1), Article 14, and Article 15. 13.6 Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies shall remain available except as agreed to otherwise herein. ARTICLE 14 DISPUTE RESOLUTION 14.1 Disputes. The Parties recognize that disputes as to certain matters may from time to time arise during the Term which relate to either Party’s rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. To accomplish this objective, the Parties agree to follow the procedures set forth in this Article 14 to resolve any controversy or claim arising out of, relating to or in connection with any provision of this Agreement, if and when a dispute arises under this Agreement. 14.2 Internal Resolution. With respect to all disputes arising between the Parties under this Agreement, including, without limitation, any alleged breach under this Agreement or any issue relating to the interpretation or application of this Agreement, if the Parties are unable to resolve such dispute [***], the Parties shall refer such dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiations within [***] after such notice is received. 14.3 Binding Arbitration. (a) Subject to Section 14.3(f) below, if the Parties fail to resolve the dispute through escalation to the Executive Officers under Section 14.2, and a Party desires to pursue resolution of the dispute, the dispute shall be submitted by either Party for resolution in arbitration administered by Singapore International Arbitration Centre (“SIAC”) under its arbitration rules and procedures then in effect. (b) The arbitration shall be conducted by a panel of three arbitrators experienced in the pharmaceutical business: [***], each Party shall select one person to act as arbitrator and the two Party-selected arbitrators shall select a third arbitrator (who shall be the chairperson of the arbitration panel) [***]. If the arbitrators selected by the Parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be appointed by SIAC. If, however, the aggregate award sought by the Parties is no more than [***] and equitable relief is not sought,

Confidential Execution Version 44. the arbitration shall be conducted by a single arbitrator agreed by the Parties (or appointed by SIAC if the Parties cannot agree). (c) The seat and location of the arbitration shall be Singapore and the language of the proceedings shall be English. The arbitral tribunal shall determine the dispute by applying the provisions of this Agreement and the governing law set forth in Section 15.5. The Parties agree that any award or decision made by the arbitral tribunal shall be final and binding upon them and may be enforced in the same manner as a judgment or order of a court of competent jurisdiction. (d) By agreeing to arbitration, the Parties do not intend to deprive any court of its jurisdiction to issue, at the request of a Party, a pre-arbitral injunction, pre-arbitral attachment or other order to avoid irreparable harm, maintain the status quo, preserve the subject matter of the dispute, or aid the arbitration proceedings and the enforcement of any award. Without prejudice to such provisional or interim remedies in aid of arbitration as may be available under the jurisdiction of a competent court, the arbitral tribunal shall have full authority to grant provisional or interim remedies and to award damages for the failure of any Party to the dispute to respect the arbitral tribunal’s order to that effect. (e) Unless otherwise decided in the arbitration award, each Party shall bear its own attorney’s fees, costs, and disbursements arising out of the arbitration, and shall pay an equal share of the fees and costs of the administrator and the arbitrator. (f) Notwithstanding anything in this Section 14.3, in the event of a dispute with respect to the validity, scope, enforceability or ownership of any Patent or other intellectual property rights, and such dispute is not resolved in accordance with Section 14.2, such dispute shall not be submitted to an arbitration proceeding in accordance with this Section 14.3, unless otherwise agreed by the Parties in writing, and instead either Party may initiate litigation in a court of competent jurisdiction in any country in which such rights apply. ARTICLE 15 MISCELLANEOUS 15.1 Force Majeure. Neither Party shall be held liable to the other Party nor be deemed to have defaulted under or breached this Agreement for failure or delay in performing any obligation under this Agreement to the extent such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party, including embargoes, war, acts of war (whether war be declared or not), insurrections, riots, pandemic, civil commotions, strikes, lockouts or other labor disturbances, fire, floods, or other acts of God or any other deity, or acts, omissions or delays in acting by any Governmental Authority. The affected Party shall notify the other Party of such force majeure circumstances as soon as reasonably practical, and shall promptly undertake all reasonable efforts necessary to cure such force majeure circumstances. 15.2 Assignment. (a) Except as express permitted herein, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by

Confidential Execution Version 45. either Party without the prior written consent of the other Party. Any attempted assignment not in accordance with this Section 15.2 shall be null and void and of no legal effect. Any permitted assignee shall assume all assigned obligations of its assignor under this Agreement. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns. (b) Notwithstanding the foregoing, either Party may, without consent of the other Party, assign this Agreement and its rights and obligations hereunder, (i) in whole or in part to an Affiliate of such Party, or (ii) in whole to its successor-in-interest in connection with the sale of all or substantially all of its stock or its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction. 15.3 Severability. If any one or more of the provisions contained in this Agreement is held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision(s) adversely affects the substantive rights of the Parties. The Parties shall in such an instance use their best efforts to replace the invalid, illegal or unenforceable provision(s) with valid, legal and enforceable provision(s) which, insofar as practical, implement the purposes of this Agreement. 15.4 Notices. All notices which are required or permitted hereunder shall be in writing and sufficient if delivered personally, sent by internationally recognized overnight courier, sent by registered or certified mail, postage prepaid, return receipt requested, or sent by email, to the address set forth below: If to ImmuneOnco: ImmuneOnco Biopharmaceuticals (Shanghai) Inc. Attn: [***] Email: [***] with a copy to: JunHe LLP 26/F, HKRI Centre One, HKRI Taikoo Hui, 288 Shimen Road (No.1) Shanghai 200041, P. R. China. Attn: [***] Email: [***] If to SynBio: SynBioTx, Inc. 3963 Maple Avenue, Suite 350, Dallas, TX 75219 Attn: CEO Email: [***]

Confidential Execution Version 46. with a copy to: Cooley LLP One Freedom Square Reston Town Center, 11951 Freedom Drive Reston, VA 20190-5656 U.S.A. Attention: [***] Email: [***] or to such other address as the Party to whom notice is to be given may have furnished to the other Party in writing in accordance herewith. Any such notice shall be deemed to have been given: (a) when delivered if personally delivered on a Business Day (or the next Business Day, if delivered on a non-Business Day); (b) on the third (3rd) Business Day after dispatch if sent by internationally recognized overnight courier; (c) on the seventh (7th) Business Day following the date of mailing if sent by mail, or (d) upon confirmation of receipt by the other Party, if sent by email. 15.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Singapore, without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. The application of the U.N. Convention on Contracts for the International Sale of Goods is excluded. 15.6 Foreign Corrupt Practices Act Compliance. (a) Compliance with FCPA. The U.S. government imposes and enforces prohibitions on the payment or transfer of anything of value to governments, government officials, political parties or political party officials (or relatives or associates of such officials) (“FCPA Covered Person”) for the purpose of illegally influencing them, whether directly or indirectly, to obtain or retain business. This U.S. law is referred to as the Foreign Corrupt Practices Act (“FCPA”), and it can have application to conduct of a U.S. corporation’s foreign subsidiaries, employees, agents and distributors. A summary of the law and related information can be found at http://www.justice.gov/criminal/fraud/fcpa. By signing this Agreement, each Party represents, warrants and covenants (as applicable) to it that: (i) it is familiar with the provisions and restrictions contained in the FCPA; (ii) it shall comply with the FCPA in the Development, Manufacture and Commercialization of a Product under this Agreement; (iii) it shall not, in the course of its performance under the Agreement, offer, promise, give, demand, seek or accept, directly or indirectly, any gift or payment, consideration or benefit in kind to any FCPA Covered Person that would or could be construed as an illegal or corrupt practice;

Confidential Execution Version 47. (iv) it is not an FCPA Covered Person or affiliated with any FCPA Covered Person; and (v) it shall immediately notify ImmuneOnco of any attempt by any FCPA Covered Person to directly or indirectly solicit, ask for, or attempt to extort anything of value from SynBio, its Affiliates or sublicensees, and shall refuse any such solicitation, request or extortionate demand except a facilitating payment as expressly permitted under the FCPA. (b) Compliance Certificate. From time to time upon request from the other Party, each Party shall submit a compliance certificate in the form reasonably requested by the requesting Party that (i) it fully understands its obligations under this Section 15.6 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date; (ii) it has been complying with this Section 15.6 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date; and (iii) it shall continue to comply with this Section 15.6 and any other applicable laws and regulations mentioned herein or as may come into existence from time to time after the Effective Date. (c) No Action. In no event shall any Party be obligated under the Agreement to take any action or omit to take any action that such Party believes, in good faith, would cause it to be in violation of any applicable laws and regulations, including the anti-bribery laws referenced in this Section 15.6. (d) Audit. Subject to Applicable Laws, in the event that a Party has reason to believe that a breach of any obligation of the other Party under this Section 15.6 has occurred or may occur, such Party shall have the right to select an independent third party to conduct an audit of the other Party and review relevant books and records of the other Party, to satisfy itself that no such breach has occurred. Unless otherwise required under applicable laws and regulations or by order of a competent court or regulatory authority, such Party shall ensure that the selected independent third party shall keep confidential all audited matters and the results of the audit. Subject to Applicable Laws, such Party does reserve the right to disclose to the U.S. or foreign government, its agencies and/or any other government or non-government party, information relating to a possible violation by the other Party of any applicable law, including a violation of the FCPA or any other applicable anti-bribery law. 15.7 Entire Agreement; Amendments. The Agreement, together with the Exhibits attached hereto, contains the entire understanding of the Parties with respect to the subject matter hereof. All express or implied agreements and understandings, either oral or written, with regard to the subject matter hereof (including the licenses granted hereunder) are superseded by the terms of this Agreement. Neither Party is relying on any representation, promise, nor warranty not expressly set forth in this Agreement. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by authorized representatives of both Parties hereto.

Confidential Execution Version 48. 15.8 Headings. The captions to the several Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the Sections of this Agreement. 15.9 Independent Contractors. It is expressly agreed that ImmuneOnco and SynBio shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither ImmuneOnco nor SynBio shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other Party. 15.10 Waiver. The waiver by either Party of any right hereunder, or the failure of the other Party to perform, or a breach by the other Party, shall not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. 15.11 Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law. 15.12 Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Agreement. Accordingly, the rule of construction that any ambiguity in this Agreement shall be construed against the drafting Party shall not apply. 15.13 Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day. 15.14 English Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall be for accommodation only and shall not be binding upon the Parties. All communications and notices to be made or given pursuant to this Agreement, and any dispute proceeding related to or arising hereunder, shall be in the English language. If there is a discrepancy between any translation of this Agreement and this Agreement, this Agreement (i.e., the English version) shall prevail. 15.15 Further Actions. Each Party agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as necessary or appropriate in order to carry out the purposes and intent of this Agreement. 15.16 Construction. Except where the context expressly requires otherwise, (a) the use of any gender herein shall be deemed to encompass references to either or both genders, and the use of the singular shall be deemed to include the plural (and vice versa), (b) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”,

Confidential Execution Version 49. (c) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (d) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (e) any reference herein to any person shall be construed to include the person’s successors and assigns, (f) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (g) all references herein to Sections, Schedules, or Exhibits shall be construed to refer to Sections, Schedules or Exhibits of this Agreement, and references to this Agreement include all Schedules and Exhibits hereto, (h) the word “notice” means notice in writing (whether or not specifically stated) and shall include notices, consents, approvals and other written communications contemplated under this Agreement, (i) provisions that require that a Party, the Parties or any committee hereunder “agree”, “consent” or “approve” or the like shall require that such agreement, consent or approval be specific and in writing, whether by written agreement, letter, approved minutes or otherwise (but excluding e-mail and instant messaging), (j) references to any specific law, rule or regulation, or Section, section or other division thereof, shall be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof, and (k) the term “or” shall be interpreted in the inclusive sense commonly associated with the term “and/or.” 15.17 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party shall be entitled to rely on the delivery of executed facsimile copies of counterpart execution pages of this Agreement and such facsimile copies shall be legally effective to create a valid and binding agreement among the Parties. {Signature Page Follows}

Confidential Execution Version IN WITNESS WHEREOF, the Parties intending to be bound have caused this License and Collaboration Agreement to be executed by their duly authorized representatives as of the Effective Date. IMMUNEONCO BIOPHARMACEUTICALS (SHANGHAI) INC. By: /s/ Wenzhi Tian Name: Wenzhi Tian Title: CEO and Chairman of Board Date: 8/1/2024 SYNBIOTX, INC. By: /s/ Bronson Crouch Name: Bronson Crouch Title: CEO Date: 7/31/2024

Confidential Execution Version List of Exhibits Exhibit A: Licensed Patents Exhibit B: Collaboration Development Plan Exhibit C: Joint Press Release Exhibit D: Specific Disclosure by ImmuneOnco Exhibit E: Cell Line and Licensor